Exhibit 10.8

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made this 24th day of March, 2014, between ARE-SAN FRANCISCO NO. 26, LLC, a Delaware limited liability company (“Landlord”), and NURIX, INC., a Delaware corporation (“Tenant”).

Building:	1700 Owens Street, San Francisco, California

Premises:	Effective as of the First Initial Premises Commencement Date (as defined in Section 2 below), the Premises shall consist of (i) that certain portion of the second floor of the Building, containing approximately 1,666 rentable square feet (the “Prior Premises”), and (ii) that certain portion of the second floor of the Building, containing approximately 3,160 rentable square feet (the “First Initial Premises”). Effective as of the Second Initial Premises Commencement Date (as defined in Section 2 below), the Premises shall be expanded to include that certain portion of the second floor of the Building containing approximately 4,788 rentable square feet (the “Second Initial Premises,” which shall be referred to collectively herein with the First Initial Premises as the “Initial Premises”). The Prior Premises, the First Initial Premises and the Second Initial Premises shall be referred to collectively herein as the “Month-to-Month Premises.” The Month-to-Month Premises shall all be as shown on Exhibit A-1.

Effective as of the Subsequent Premises Commencement Date (as defined in Section 2 below), the Premises shall consist of approximately 25,143 rentable square feet, containing (i) the Initial Premises containing approximately 7,948 rentable square feet, and, (ii) that portion of the second floor of the Project, containing approximately 17,195 rentable square feet (the “Subsequent Premises,” which shall be referred to collectively herein with the Initial Premises as the “Long-Term Premises”), all as shown on Exhibit A-2.

As used in this Lease, “Premises” shall (i) commencing on the Initial Premises Commencement Date, through the day immediately preceding the Second Initial Premises Commencement Date, mean the Prior Premises and the First Initial Premises, (ii) commencing on the Second Initial Premises Commencement Date, through the day immediately preceding the Subsequent Premises Commencement Date, mean the Prior Premises, the First Initial Premises and the Second Initial Premises, and (ii) during the Long-Term Base Term (as defined below) mean the Long-Term Premises (consisting of the Initial Premises and the Subsequent Premises) only.

Project:	The real property on which the Building in which the Premises are located, together with all improvements thereon and appurtenances thereto as described on Exhibit B.

Base Rent:	Commencing on the Month-to-Month Premises Rent Commencement Date with respect to the Prior Premises and the First Initial Premises, and commencing on the Second Initial Premises Commencement Date with respect to the Second Initial Premises, through (i) the day immediately preceding the Subsequent Premises Commencement Date with respect to the Initial Premises, and (ii) through the Prior Premises Termination Date (as defined in Section 2) with respect to the Prior Premises, $2.00 per rentable square foot of the applicable Month-to-Month Premises per month (“Month-to-Month Premises Base Rent”).

Commencing on the Subsequent Premises Commencement Date, $3.50 per rentable square foot of the Long-Term Premises per month, as adjusted pursuant to Section 4 hereof (“Long-Term Premises Base Rent”).

Rentable Area of Month-to-Month Premises: 9,614 sq. ft.

Rentable Area of Long-Term Premises: 25,143 sq. ft.

Rentable Area of Project: 157,340 sq. ft.

Tenant’s Share of Operating Expenses for Month-to-Month Premises: 6.11%

Tenant’s Share of Operating Expenses for Long-Term Premises: 15,98%

Security Deposit: $88,000.50

Target First Initial Premises Commencement Date: The date that is 21 days after the mutual execution and delivery of this Lease by the parties.

Target Second Initial Premises Commencement Date: July 1, 2014

Target Subsequent Premises Commencement Date: April 1, 2015

Rent Adjustment Percentage: 3%

Base Term:	With respect to the Month-to-Month Premises only, beginning on the First Initial Premises Commencement Date as to the Prior Premises and the First Initial Premises and beginning on the Second Initial Premises Commencement date as to the Second Initial Premises, and ending on the date that is 30 days after written notice from Tenant to Landlord (the “Month-to-Month Base Term”); provided, however, if the Lease with respect to the Month-to-Month Premises has not previously been terminated, the Month-to-Month Base Term shall end, with respect to the Prior Premises only, on the date that is 20 days after the Subsequent Premises Commencement Date (the “Prior Premises Termination Date”). For the avoidance of doubt, following the expiration or earlier termination of the Month-to-Month Base Term, the Initial Premises shall remain subject to the Lease as part of the Long-Term Premises.

With respect to the Long-Term Premises, beginning on the Subsequent Premises Commencement Date and ending 60 months from the first day of the first full month after the Subsequent Premises Commencement Date (“Long-Term Base Term”).

Permitted Use:	Research and development laboratory, related office and other related uses consistent with the character of the Project and otherwise in compliance with the provisions of Section 7 hereof.

Address for Rent Payment: P.O. Box 975383 Dallas, TX 75397-5383 Attention: Corporate Secretary	Landlord’s Notice Address: 385 E. Colorado Boulevard, Suite 299 Pasadena, CA 91101

Tenant’s Notice Address until the: Subsequent Premises Commencement Date: 1700 Owens Street, Suite 290 San Francisco, California 94158 Attention: Chief Financial Officer	Tenant’s Notice Address after the Subsequent Premises Commencement Date: 1700 Owens Street, Suite 205 San Francisco, California 94158 Attention: Chief Financial Officer

The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

☒ EXHIBIT A-1 - MONTH-TO-MONTH PREMISES DESCRIPTION	☒ EXHIBIT A-2 - LONG-TERM PREMISES DESCRIPTION
☒ EXHIBIT B - DESCRIPTION OF PROJECT	☒ EXHIBIT C – WORK LETTER
☒ EXHIBIT D - COMMENCEMENT DATE	☒ EXHIBIT E - RULES AND REGULATIONS
☒ EXHIBIT F - TENANT’S PERSONAL PROPERTY	☒ EXHIBIT G - PARKING
☒ EXHIBIT H - MISSION BAY REQUIREMENTS	☒ EXHIBIT I - SUCCESSOR PROJECT LABOR AGREEMENT
☒ EXHIBIT J - LANDLORD’S FURNITURE

1.    Lease of Premises. Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. The portions of the Project which are for the non-exclusive use of tenants of the Project are collectively referred to herein as the “Common Areas.” Tenant shall have the non-exclusive use of the Common Areas in common with other tenants of the Project. Landlord reserves the right to modify Common Areas, provided that such modifications do not materially adversely affect Tenant’s use of the Premises for the Permitted Use and provided that such modifications do not materially increase the obligations or decrease the rights of Tenant under this Lease.

2.    Delivery; Acceptance of Premises; Commencement Date.

(a)    Prior Premises and First Initial Premises. Landlord shall use reasonable efforts to deliver (“Delivery” or “Deliver”) the First Initial Premises to Tenant on or before the Target Initial Premises Commencement Date with the Phase 1 Landlord’s Work Substantially Completed. If Landlord fails to timely Deliver the First Initial Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein. If Landlord does not Deliver the First Initial Premises to Tenant within 90 days of the Target First Initial Premises Commencement Date for any reason other than Force Majeure delays or Tenant Delays, this Lease may be terminated by Tenant by written notice to Landlord, and if so terminated by Tenant, neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive the termination of this Lease. If Tenant does not elect to void this Lease within 5 business days of the lapse of such 90 day period, such right to void this Lease shall be waived and this Lease shall remain in full force and effect. As used in this Section 2(a), the terms “Phase 1 Landlord’s Work,” “Tenant Delays” “Substantially Completed” shall have the meanings set forth for such terms in the Work Letter.

The “First Initial Premises Commencement Date” shall be the earlier of (i) the date Landlord Delivers the First Initial Premises to Tenant in vacant (except only for the Tenant’s Property listed on Exhibit F as “Presidio Property” located within the First Initial Premises), broom-clean condition with the Phase 1 Landlord’s Work Substantially Completed, or (ii) the date Landlord could have Delivered the First Initial Premises with the Phase 1 Landlord’s Work Substantially Completed but for Tenant Delays. For the avoidance of doubt, Landlord shall remove its old workstation frames located in the First Initial Premises prior to the First Initial Premises Commencement Date. The “Month-to-Month Premises Rent Commencement Date” shall be the date that is 30 days after the First Initial Premises Commencement Date. Tenant shall commence paying Month-to-Month Base Rent for the Prior Premises and the First Expansion Premises on the Month-to-Month Premises Rent Commencement Date.

Landlord and Tenant acknowledge that Tenant occupied the Prior Premises prior to the First Initial Premises Commencement Date pursuant to that certain Lease Agreement between Landlord and Tenant dated as of March 30, 2012 (as the same has been or may in the future be amended, the “Prior Lease”).

For the period of 60 consecutive days after the First Initial Premises Commencement Date, Landlord shall, at its sole cost and expense (which shall not constitute an Operating Expense), be responsible for any repairs that are required to be made to the Building Systems (as defined in Section 13) serving the First Initial Premises, unless Tenant or any Tenant Party was responsible for the cause of such repair, in which case Tenant shall pay the cost.

Except as otherwise provided in this Lease or in the Work Letter: (i) Landlord shall have no obligation for any defects in the Prior Premises; (ii) Tenant’s occupancy of the Prior Premises pursuant to the terms of the Prior Lease shall be conclusive evidence that the Prior Premises are in good condition as of the First Initial Premises Commencement Date; (iii) Tenant shall accept the First Initial Premises in their condition as of the First Initial Premises Commencement Date, subject to all applicable Legal Requirements (as defined in Section 7 hereof); (iv) Landlord shall have no obligation for any defects in the First Initial Premises; and (v) Tenant’s taking possession of the First Initial Premises shall be conclusive evidence that Tenant accepts the First Initial Premises and that the First Initial Premises were in good condition at the time possession was taken.

(b)    Second Initial Premises. Landlord shall use reasonable efforts to Deliver the Second Initial Premises to Tenant on or before the Target Second Initial Premises Commencement Date with the Phase 2 Landlord’s Work Substantially Completed. If Landlord fails to timely Deliver the Second Initial Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein. If Landlord does not Deliver the Second Initial Premises to Tenant within 90 days of the Target Second Initial Premises Commencement Date for any reason other than Force Majeure delays or Tenant Delays, this Lease may be terminated by Tenant by written notice to Landlord, and if so terminated by Tenant, neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive the termination of this Lease. If Tenant does not elect to void this Lease within 5 business days of the lapse of such 90 day period, such right to void this Lease shall be waived and this Lease shall remain in full force and effect. As used in this Section 2(b), the terms “Phase 2 Landlord’s Work,” “Tenant Delays” and “Substantially Completed” shall have the meanings set forth for such terms in the Work Letter.

The “Second Initial Premises Commencement Date” shall be the earlier of (i) the date Landlord Delivers the Second Initial Premises to Tenant in vacant (except only for the Presidio Property located within the Second Initial Premises), broom clean condition with the Phase 2 Landlord’s Work Substantially Completed, or (ii) the date Landlord could have Delivered the Second Initial Premises with the Phase 2 Landlord’s Work Substantially Completed but for Tenant Delays. Tenant shall commence paying Base Rent with respect to the Second Initial Premises on the Second Initial Premises Commencement Date.

Subject to the provisions of Section 6 of the Work Letter, Landlord shall permit Tenant access to the Second Initial Premises for a period of 10 days prior to the Second Initial Premises Commencement Date for Tenant’s installation and setup of furniture, fixtures and equipment (“FF&E Installation”) in the Second Initial Premises, provided that such FF&E Installation is coordinated with Landlord, and Tenant complies with the Lease and all other reasonable restrictions and conditions Landlord may impose. All such access shall be during normal business hours. Any access to the Second Initial Premises by Tenant before the Second Initial Premises Commencement Date shall be subject to all of the terms and conditions of this Lease, excluding the obligation to pay Base Rent or Operating Expenses.

If, during the period that Landlord is performing the Phase 2 Landlord’s Work (as defined in the Work Letter) pursuant to the Work Letter, there are portions of the Second Initial Premises in which Landlord’s Work is not being performed, Landlord shall, subject to third sentence of this paragraph, allow Tenant to occupy and conduct business in all or any such portions of the Second Initial Premises (the “Second Initial Premises Early Occupancy Space”). If Tenant occupies any Second Initial Premises Early Occupancy Space, the rentable square footage of such Second Initial Premises Early Occupancy Space shall be added to and be included under this Lease as part of the Month-to-Month Premises commencing on the date that Tenant commences occupying such Second Initial Premises Early Occupancy Space. Notwithstanding anything to the contrary contained herein, Landlord shall have the right to exclude Tenant and any Tenant Parties from all or any portion of the Second Initial Premises Early Occupancy Space until Substantial Completion of the Phase 2 Landlord’s Work if any such occupancy interferes, in Landlord’s reasonable discretion, with the performance of the Phase 2 Landlord’s Work. If Landlord determines that Second Initial Premises Early Occupancy Space is available and Tenant desires to operate in such Second Initial Premises Early Occupancy Space, Landlord and Tenant shall enter into an amendment of this Lease in a form acceptable to Landlord and Tenant each in their reasonable discretion, providing for the expansion of the Month-to-Month Premises to include such Second Initial Premises Early Occupancy Space pursuant to the terms of this paragraph,

For the period of 60 consecutive days after the Second Initial Premises Commencement Date, Landlord shall, at its sole cost and expense (which shall not constitute an Operating Expense), be responsible for any repairs that are required to be made to the Building Systems (as defined in Section 13) serving the Second Initial Premises, unless Tenant or any Tenant Party was responsible for the cause of such repair, in which case Tenant shall pay the cost.

Except as otherwise provided in this Lease or the Work Letter: (i) Tenant shall accept the Second Initial Premises in their condition as of the Second Initial Premises Commencement Date, subject to all applicable Legal Requirements; (ii) Landlord shall have no obligation for any defects in the Second Initial Premises; and (iii) Tenant’s taking possession of the Second Initial Premises shall be conclusive evidence that Tenant accepts the Second Initial Premises and that the Second Initial Premises were in good condition at the time possession was taken.

(c)    Subsequent Premises. Landlord shall use reasonable efforts to Deliver the Subsequent Premises to Tenant on or before the Target Subsequent Premises Commencement Date, with any portion of the Phase 3 Landlord’s Work being performed in the Subsequent Premises, if any, Substantially Completed. If Landlord fails to timely Deliver the Subsequent Premises with Phase 3 Landlord’s Work in the Subsequent Premises, in any, Substantially Completed, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein. If Landlord does not (i) Deliver the Subsequent Premises, with any portion of the Phase 3 Landlord’s Work being performed in the Subsequent Premises, if any, Substantially Completed, and (ii) Substantially Complete the Phase 3 Work being performed in the Long-Term Premises, within 90 days of the Target Subsequent Premises Commencement Date for any reason other than Force Majeure delays and Tenant Delays, this Lease may be terminated by Tenant by written notice to Landlord, and if so terminated by Tenant: (a) the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant, and (b) neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease. Notwithstanding anything to the contrary contained herein, if Tenant terminates this Lease pursuant to the immediately preceding sentence, Tenant may elect, by delivery of written notice to Landlord concurrently with Tenant’s delivery of written notice to Landlord terminating this Lease pursuant to the immediately preceding sentence, to extend the Term of the Lease with respect to the Month-to-Month Premises only for a period of up to 6 months; provided, however, that Tenant shall have the right prior to the end of such 6-month period to terminate such extended Term with respect to the Month-to-Month Premises upon 30 days written notice to Landlord. As used in this Section 2(c), the terms “Phase 3 Landlord’s Work,” “Tenant Delays” and “Substantially Completed” shall have the meanings set forth for such terms in the Work Letter. If Tenant does not elect to void this Lease within 5 business days of the lapse of such 90 day period, such right to void this Lease shall be waived and this Lease shall remain in full force and effect.

The “Subsequent Premises Commencement Date” shall be the earlier of: (i) the date (v) Landlord Delivers the Subsequent Premises to Tenant in vacant, broom clean condition with the portions of the Phase 3 Landlord’s Work being performed in the Subsequent Premises, if any, Substantially Completed, and (x) all of the Phase 3 Landlord’s Work being performed in other portions of the Long-Term Premises is Substantially Completed; and (ii) the date Landlord could have (y) Delivered the Subsequent Premises to Tenant in vacant, broom clean condition with the portions of the Phase 3 Landlord’s Premises being performed in the Subsequent Premises, if any, Substantially Completed, and (z) Substantially Completed all of the Phase 3 Landlord’s Work being performed in other portions of the Long-Term Premises but for Tenant Delays. Tenant shall commence paying Long-Term Premises Base Rent with respect to the entire Initial Premises and the Subsequent Premises on the Subsequent Premises Commencement Date.

Subject to the provisions of Section 6 of the Work Letter, Landlord shall permit Tenant access to the Subsequent Premises for a period of 10 days prior to the Subsequent Premises Commencement Date for FF&E Installation in the Subsequent Premises, provided that such FF&E Installation is coordinated with

Landlord, and Tenant complies with the Lease and all other reasonable restrictions and conditions Landlord may impose. All such access shall be during normal business hours. Any access to the Subsequent Premises by Tenant exclusively for FF&E Installation before the Subsequent Premises Commencement Date shall be subject to all of the terms and conditions of this Lease, excluding the obligation to pay Base Rent or Operating Expenses.

If, during the period that Landlord is performing the Phase 3 Landlord’s Work pursuant to the Work Letter, if any, there are portions of the Subsequent Premises in which the Phase 3 Landlord’s Work is not being performed, Landlord shall, subject to fourth sentence of this paragraph, allow Tenant to occupy and conduct business in all or any such portions of the Subsequent Premises (the “Subsequent Premises Early Occupancy Space”). If Tenant occupies any Subsequent Premises Early Occupancy Space, the rentable square footage of such Subsequent Premises Early Occupancy Space shall be added to and be included under this Lease as part of the Month-to-Month Premises commencing on the date that Tenant commences occupying such Subsequent Premises Early Occupancy Space; provided, however, that, notwithstanding anything to the contrary contained in this Lease or the Work Letter, until the date upon which the portion of the Phase 3 Landlord’s Work being performed in the Subsequent Premises, if any, has been Substantially Completed, Tenant shall not be required to pay Base Rent or Operating Expense for any rentable square footage of the Month-to-Month Premises in excess of 12,918 rentable square feet. Commencing on the date that the Phase 3 Landlord’s Work being performed in the Subsequent Premises, if any, has been Substantially Completed, through the Subsequent Premises Commencement Date, notwithstanding anything to the contrary contained in this Lease or the Work Letter, Tenant shall be required to pay Month-to-Month Premises Base Rent on the actual rentable square footage of the Premises occupied by Tenant at any time. Notwithstanding anything to the contrary contained herein, Landlord shall have the right to exclude Tenant and any Tenant Parties from all or any portion of the Subsequent Premises Early Occupancy Space until Substantial Completion of the Phase 3 Landlord’s Work being performed in the Subsequent Premises if any such occupancy interferes, as reasonably determined by Landlord, with the performance of the Phase 3 Landlord’s Work in the Subsequent Premises. If the Subsequent Premises Early Occupancy Space is available and Tenant desires to operate in such Subsequent Premises Early Occupancy Space, Landlord and Tenant shall enter into an amendment of this Lease in a form acceptable to Landlord and Tenant each in their reasonable discretion, providing for the expansion of the Month-to-Month Premises to include such Subsequent Premises Early Occupancy Space pursuant to the terms of this paragraph.

For the period of 60 consecutive days after the Subsequent Premises Commencement Date, Landlord shall, at its sole cost and expense (which shall not constitute an Operating Expense), be responsible for any repairs that are required to be made to the Building Systems (as defined in Section 13) serving the Subsequent Premises, unless Tenant or any Tenant Party was responsible for the cause of such repair, in which case Tenant shall pay the cost.

Except as set forth in the Work Letter: (i) Tenant shall accept the Subsequent Premises in their condition as of the Subsequent Premises Commencement Date, subject to all applicable Legal Requirements (as defined in Section 7 hereof); (ii) Landlord shall have no obligation for any defects in the Subsequent Premises; and (iii) Tenant’s taking possession of the Subsequent Premises shall be conclusive evidence that Tenant accepts the Subsequent Premises and that the Subsequent Premises were in good condition at the time possession was taken.

(d)    General. Upon request of Landlord, Tenant shall execute and deliver one or more written acknowledgment(s) of the First Initial Premises Commencement Date, the Month-to-Month Premises Rent Commencement Date and the Second Initial Premises Commencement Date, and/or a written acknowledgement of the Subsequent Premises Commencement Date, and the expiration date of the Term when such are established substantially in the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder. The “Term” of this Lease shall be the Month-to-Month Base Term with respect to the Month-to-Month Premises (provided that the Term of this Lease with respect to the Second Initial Premises shall not commence until the Second Initial Premises Commencement Date), and the Long-Term Base Term with respect to the Long-Term Premises, both as defined above on the first page of this Lease, and the Extension Term which Tenant may elect with respect to the Long-Term Premises only pursuant to Section 39 hereof.

During the Term, Tenant shall have the right to use the furniture and equipment belonging to Landlord identified on Exhibit J attached hereto (collectively, “Landlord’s Furniture”), which, as of the date of this Lease, is located in the Initial Premises. Tenant shall have no right to remove any of Landlord’s Furniture from the Premises without Landlord’s prior written consent and Landlord’s Furniture shall be returned to Landlord at the expiration or earlier termination of the Term in substantially the same condition as received by Tenant, except for ordinary wear and tear and casualty.

Except as set forth in this Lease: (i) Tenant shall accept Landlord’s Furniture in its condition as of the First Initial Premises Commencement Date or Second Initial Premises Commencement Date, as applicable, subject to all applicable Legal Requirements; (ii) Landlord shall have no obligation for any defects in Landlord’s Furniture; and (iii) Tenant’s taking possession of Landlord’s Furniture shall be conclusive evidence that Tenant accepts Landlord’s Furniture and that Landlord’s Furniture was in good condition at the time possession was taken.

Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises, Landlord’s Furniture or the Project, and/or the suitability of the Premises, Landlord’s Furniture or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises, Landlord’s Furniture or the Project are suitable for the Permitted Use. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein. Landlord in executing this Lease does so in reliance upon Tenant’s representations, warranties, acknowledgments and agreements contained herein.

3.    Rent.

(a)    Base Rent. Base Rent with respect to the Prior Premises and the First Initial Premises for the month in which the Month-to-Month Premises Rent Commencement Date occurs and the Security Deposit shall be due and payable on delivery of an executed copy of this Lease to Landlord. Commencing on the Month-to-Month Premises Rent Commencement Date with respect to the Prior Premises and the First Initial Premises, commencing on the Second Initial Premises Commencement Date with respect to the Second Initial Premises and commencing on the Subsequent Premises Commencement Date with respect to the Long-Term Premises, Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month during the Term hereof, in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time to time designate in writing. Payments of Base Rent for any fractional calendar month shall be prorated. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 5) due hereunder except for any abatement as may be expressly provided in this Lease.

(b)    Additional Rent. In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”): (i) Tenant’s Share of “Operating Expenses” (as defined in Section 5), and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.

4.    Base Rent Adjustments.

(a)    Annual Adjustments. Base Rent shall be increased on each annual anniversary of the Subsequent Premises Commencement Date (each an “Adjustment Date”) by multiplying the Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date. Base Rent, as so adjusted, shall thereafter be due as provided herein. Base Rent adjustments for any fractional calendar month shall be prorated.

(b)    Additional TI Allowance. Landlord shall, subject to the terms of the Work Letter, make the Additional Tenant Improvement Allowance (as defined in the Work Letter) available to Tenant for the payment of TI Costs (as defined in the Work Letter). To the extent that Tenant elects to use any portion of the Additional Tenant Improvement Allowance, if at all, commencing on the Subsequent Premises Commencement Date and continuing thereafter on the first day of each month during the Base Term, Tenant shall pay the amount necessary to fully amortize the portion of the Additional Tenant Improvement Allowance actually funded by Landlord, if any, as adjusted as additional disbursements of the Additional Tenant Improvement Allowance occur, in equal monthly payments with interest at a rate of 9% per annum over the Long-Term Base Term, which interest shall begin to accrue on the date that Landlord first disburses such Additional Tenant Improvement Allowance or any portion(s) thereof.

5.    Operating Expense Payments. Landlord shall deliver to Tenant a written estimate of Operating Expenses for each calendar year during the Term (the “Annual Estimate”), which may be revised by Landlord from time to time during such calendar year. Commencing on the Month-to-Month Commencement Date with respect to the Prior Premises and the First Initial Premises, commencing on the Second Initial Premises Commencement Date with respect to Second Initial Premises and commencing on the Subsequent Premises Commencement Date with respect to the Long-Term Premises, and continuing thereafter on the first day of each month during the Term, Tenant shall pay Landlord an amount equal to 1/12th of Tenant’s Share of the Annual Estimate. Payments for any fractional calendar month shall be prorated.

For the avoidance of doubt, for the period commencing on the First Initial Premises Commencement Date through the day immediately preceding the Second Initial Premises Commencement Date, Tenant Share of Operating Expenses shall be equal to 3.07%.

The term “Operating Expenses” means all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the Project (including, without duplication, Taxes (as defined in Section 9), capital repairs and improvements, all of which capital repairs and improvements shall be amortized over the lesser of 10 years and the useful life of such capital items, and the costs of Landlord’s third party property manager (not to exceed 3% of Base Rent) or, if there is no third party property manager, administration rent in the amount of 3.0% of Base Rent), excluding only:

(a)    the original construction costs of the Project and renovation prior to the date of the Lease and costs of correcting defects in such original construction or renovation;

(b)    capital expenditures for expansion of the Project;

(c)    costs incurred to remove, study, test or remediate, or otherwise related to the presence of Hazardous Materials (as defined in Section 30) on, in, under or about the Building or the Project, which Hazardous Materials Tenant proves (A) existed prior to the Commencement Date, (B) originated from any separately demised tenant space within the Project other than the Premises, or (C) were not brought upon, kept, used stored, handled, treated, generated in, or released or disposed of from the Project by Tenant or any Tenant Party, except to the extent, in any such case, the presence of such Hazardous Materials (1) was the result of a breach of any of Tenant’s obligations under this Lease by Tenant or any Tenant Party, or (2) was caused by, contributed to, or exacerbated by Tenant or any Tenant Party;

(d)    interest, principal payments of Mortgage (as defined in Section 27) debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured and all payments or base rent (but not taxes or operating expenses) under any ground lease or other underlying lease of all or any portion of the Project;

(e)    depreciation of the Project and capital reserves (except for capital improvements amortized as set forth above, the cost of which are includable in Operating Expenses);

(f)    advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Project, including any leasing office maintained in the Project, free rent and construction allowances for tenants;

(g)    legal and other expenses incurred in the negotiation or enforcement of leases;

(h)    completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work;

(i)    costs to be reimbursed by other tenants of the Project or Taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid;

(j)    salaries, wages, benefits and other compensation paid to officers and employees of Landlord who are not assigned in whole or in part to the operation, management, maintenance or repair of the Project;

(k)    general organizational, administrative and overhead costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;

(l)    costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;

(m)    costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project or any Legal Requirement (as defined in Section 7);

(n)    penalties, fines or interest incurred as a result of Landlord’s inability or failure to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord’s failure to make any payment of Taxes required to be made by Landlord hereunder before delinquency;

(o)    overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(p)    costs of Landlord’s charitable or political contributions, or of fine art maintained at the Project;

(q)    costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Project and which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;

(r)    costs incurred in the sale or refinancing of the Project;

(s)    net income taxes of Landlord or the owner of any interest in the Project, franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein;

(t)    costs incurred in connection with the operating of any parking concession within the Project;

(u)    the costs incurred in connection with the performance of alterations or modifications to the Common Areas of the Project that are required solely due to the non-compliance of the Common Areas of the Project with Legal Requirements applicable to the Common Areas of the Project as of the First Initial Premises Commencement Date, except to the extent such alterations or modifications are triggered by reason of Tenant’s particular use of the Premises or Tenant’s Alterations, in which case Tenant shall be solely responsible subject to Section 7; and

(v)    any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project.

Notwithstanding anything to the contrary contained in this Lease, (i) commencing on the Month-to-Month Commencement Date through the day immediately preceding the Subsequent Premises Commencement Date, Tenant’s Share of each earthquake deductible or occurrence of uninsured earthquake damage affecting the Premises shall not exceed $1.50 per rentable square foot of the Month-to-Month Premises, and (ii) commencing on the Subsequent Premises Commencement Date, Tenant’s Share of each earthquake deductible or occurrence of uninsured earthquake damage affecting the Premises shall not exceed $7.50 per rentable square foot of the Long Term Premises (“Initial Cap”). On each annual anniversary of the Subsequent Premises Commencement Date, the Initial Cap shall be reduced by $1.50 per rentable square foot of the Long-Term Premises. Following earthquake damage to the Project, Tenant shall pay Tenant’s Share of any such deductible or uninsured damage in equal monthly installments (not to exceed the Initial Cap) amortized over the remaining balance of the Base Term.

Within 90 days after the end of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement (an “Annual Statement”) showing in reasonable detail: (a) the total and Tenant’s Share of actual Operating Expenses for the previous calendar year, and (b) the total of Tenant’s payments in respect of Operating Expenses for such year. If Tenant’s Share of actual Operating Expenses for such year exceeds Tenant’s payments of Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant. If Tenant’s payments of Operating Expenses for such year exceed Tenant’s Share of actual Operating Expenses for such year Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord.

The Annual Statement shall be final and binding upon Tenant unless Tenant, within 45 days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor. If, during such 45 day period, Tenant reasonably and in good faith questions or contests the accuracy of Landlord’s statement of Tenant’s Share of Operating Expenses, Landlord will provide Tenant with access to Landlord’s books and records relating to the operation of the Project and such information as Landlord reasonably determines to be responsive to Tenant’s questions (the “Expense Information”). If after Tenant’s review of such Expense Information, Landlord and Tenant cannot agree upon the amount of Tenant’s Share of Operating Expenses, then Tenant shall have the right to have an independent public accounting firm selected by Tenant from among the 4 largest in the United States, working pursuant to a fee arrangement other than a contingent fee (at Tenant’s sole cost and expense) and approved by Landlord (which approval shall not be unreasonably withheld or delayed), audit and/or review the Expense Information for the year in question (the “Independent Review”). The results of any such Independent Review shall be binding on Landlord and Tenant. If the Independent Review shows that the payments actually made by Tenant with respect to Operating Expenses for the calendar year in question exceeded Tenant’s Share of Operating Expenses for such calendar year, Landlord shall at Landlord’s option either (i) credit the excess amount to the next succeeding installments of estimated Operating Expenses or (ii) pay the excess to Tenant within 30 days after delivery of such statement, except that after the expiration or earlier termination of this Lease or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. If the

Independent Review shows that Tenant’s payments with respect to Operating Expenses for such calendar year were less than Tenant’s Share of Operating Expenses for the calendar year, Tenant shall pay the deficiency to Landlord within 30 days after delivery of such statement. If the Independent Review shows that Tenant has overpaid with respect to Operating Expenses by more than 5% then Landlord shall reimburse Tenant for all costs incurred by Tenant for the Independent Review. Operating Expenses for the calendar years in which Tenant’s obligation to share therein begins and ends shall be prorated. Notwithstanding anything set forth herein to the contrary, if the Project is not at least 95% occupied on average during any year of the Term, Tenant’s Share of Operating Expenses for such year shall be computed as though the Project had been 95% occupied on average during such year.

“Tenant’s Share” shall be the percentage set forth on the first page of this Lease as Tenant’s Share as reasonably adjusted by Landlord for changes in the physical size of the Premises or the Project occurring thereafter. The rentable area of the Premises shall not be subject to re-measurement by either party during the Term. If Landlord has a reasonable basis for doing so, Landlord may equitably increase Tenant’s Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises or that varies with occupancy or use. Base Rent, Tenant’s Share of Operating Expenses and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as “Rent.”

6.    Security Deposit. Tenant shall deposit with Landlord, upon delivery of an executed copy of this Lease to Landlord, a security deposit (the “Security Deposit”) for the performance of all of Tenant’s obligations hereunder in the amount set forth on page 1 of this Lease. A portion of the Security Deposit, in the amount of $25,000, shall be in the form of cash, and the balance of the Security Deposit, in the amount of $63,000.50, shall be in the form of an unconditional and irrevocable letter of credit (the “Letter of Credit”): (i) in form and substance satisfactory to Landlord, (ii) naming Landlord as beneficiary, (iii) expressly allowing Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder, (iv) issued by an FDIC-insured financial institution satisfactory to Landlord, and (v) redeemable by presentation of a sight draft in the state of Landlord’s choice. If Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least 10 days before the stated expiration date of any then current Letter of Credit, Landlord shall have the right to draw the full amount of the current Letter of Credit and hold the funds drawn in cash without obligation for interest thereon as the Security Deposit. The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of a Default (as defined in Section 20), Landlord may use all or any part of the Security Deposit to pay delinquent payments due under this Lease, future rent damages under California Civil Code Section 1951.2, and the cost of any damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law. Landlord’s right to use the Security Deposit under this Section 6 includes the right to use the Security Deposit to pay future rent damages following the termination of this Lease pursuant to Section 21(c) below. Upon any use of all or any portion of the Security Deposit, Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to the amount set forth on Page 1 of this Lease. Tenant hereby waives the provisions of any law, now or hereafter in force, including, without limitation, California Civil Code Section 1950.7, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant. Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings. Upon any such use of all or any portion of the Security Deposit, Tenant shall, within 5 days after demand from Landlord, restore the Security Deposit to its original amount. If Tenant shall fully perform every provision of this Lease to be performed by Tenant, the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within 60 days after the expiration or earlier termination of this Lease.

If Landlord transfers its interest in the Project or this Lease, Landlord shall either (a) transfer any Security Deposit then held by Landlord to a person or entity assuming Landlord’s obligations under this Section 6, or (b) return to Tenant any Security Deposit then held by Landlord and remaining after the deductions permitted herein. Upon such transfer to such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant’s right to the return of the Security Deposit shall apply solely against Landlord’s transferee. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee, and no interest shall accrue thereon.

Notwithstanding anything to the contrary contained herein, the parties hereto agree that Tenant may deposit the sum of $88,000.50 in cash with Landlord as the Security Deposit under this Lease concurrent with Tenant’s delivery to Landlord of an original of this Lease executed by Tenant; provided, however, that Tenant shall replace a portion of the cash Security Deposit in the amount of $63,000.50 with a Letter of Credit within 30 days thereafter. Promptly after the delivery to Landlord of the approved and effective Letter of Credit in the amount of $63,000.50, Landlord shall return a portion of the cash Security Deposit, in the amount of $63,000.50, to Tenant.

7.    Use. The Premises shall be used solely for the Permitted Use set forth in the basic lease provisions on page 1 of this Lease, and in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and to the use and occupancy thereof, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with the regulations promulgated pursuant thereto, “ADA”) (collectively, “Legal Requirements” and each, a “Legal Requirement”). Tenant shall, upon 5 days’ written notice from Landlord, discontinue any use of the Premises which is declared by any Governmental Authority (as defined in Section 9) having jurisdiction to be a violation of a Legal Requirement. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler or other credits. The use that Tenant has disclosed to Landlord that Tenant will be making of the Premises as of the First Initial Premises Commencement Date will not result in the voidance of or an increased insurance risk with respect to the insurance currently being maintained by Landlord. Tenant shall not permit any part of the Premises to be used as a “place of public accommodation”, as defined in the ADA or any similar legal requirement. Tenant shall not permit any part of the Premises to be used as a “place of public accommodation”, as defined in the ADA or any similar legal requirement. Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any such insurance policy by reason of Tenant’s failure to comply with the provisions of this Section or otherwise caused by Tenant’s use and/or occupancy of the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose. Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending into Common Areas, or other space in the Project. Tenant shall not place any machinery or equipment which will overload the floor in or upon the Premises or transport or move such items through the Common Areas of the Project or in the Project elevators without the prior written consent of Landlord. Except as may be provided under the Work Letter, Tenant shall not, without the prior written consent of Landlord, use the Premises in any manner which will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Project as proportionately allocated to the Premises based upon Tenant’s Share as usually furnished for the Permitted Use.

Landlord shall be responsible for the compliance of the Common Areas of the Project with Legal Requirements, including the ADA, as of the date of this Lease. Following the First Initial Premises Commencement Date, Landlord shall, as an Operating Expense (to the extent such Legal Requirement is generally applicable to similar buildings in the area in which the Project is located) and at Tenant’s expense (to the extent such Legal Requirement is triggered by reason of Tenant’s, as compared to other tenants of the Project, specific use of the Premises or Tenant’s alterations) make any alterations or modifications to the Common Areas or the exterior of the Building that are required by Legal Requirements. Except as provided in the two immediately preceding sentences, Tenant, at its sole expense, shall make any alterations or modifications to the interior of the Premises that are required by Legal Requirements (including, without limitation, compliance of the Premises with the ADA related to Tenant’s particular use or occupancy of the Premises or Tenant’s Alterations. Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys’ fees, charges and disbursements and costs of suit) (collectively, “Claims”) arising out of or in connection with Tenant’s failure to comply with Legal Requirements related to Tenant’s particular use or occupancy of the Premises or Tenant’s Alterations, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any failure of the Premises to comply with any Legal Requirement related to Tenant’s particular use or occupancy of the Premises or Tenant’s Alterations. For purposes of Section 1938 of the California Civil Code, as of the date of this Lease, the Project has not been inspected by a certified access specialist.

8.    Holding Over. If, with Landlord’s express written consent, Tenant retains possession of the Premises after the termination of the Term, (i) unless otherwise agreed in such written consent, such possession shall be subject to immediate termination by Landlord at any time, (ii) all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4 hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall continue to pay Base Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord may indicate, in Landlord’s sole and absolute discretion, in such written consent, and (iv) all other payments shall continue under the terms of this Lease. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease except that (i) the monthly rental for the first 90 days of the tenancy at sufferance shall be equal to 150% of the Rent in effect during the last 30 days prior to the expiration or earlier termination of the Lease, and (ii) the monthly rental for any period after the first 90 days of such tenancy at sufferance shall be equal to 200% of Rent in effect during the last 30 days prior to the expiration or earlier termination of the Lease, and (B) Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over, including consequential damages. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises. Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

9.    Taxes. Landlord shall pay, as part of Operating Expenses, all taxes, levies, fees, assessments and governmental charges of any kind, existing as of the Commencement Date or thereafter enacted (collectively referred to as “Taxes”), imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) during the Term, including, without limitation, all Taxes: (i) imposed on or measured by or based, in whole or in part, on rent payable to (or gross receipts received by) Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from Legal Requirements, or interpretations thereof, promulgated by any Governmental Authority, or (v) imposed as a license or other fee, charge, tax, or assessment on Landlord’s business or occupation of leasing space in the Project. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes. Notwithstanding anything to the contrary herein, Landlord shall only charge Tenant for such assessments as if those assessments were paid by Landlord over the longest possible term which Landlord is permitted to pay for the applicable assessments without additional charge other than interest, if any, provided under the terms of the underlying assessments. Notwithstanding anything to the contrary contained in this Lease, Taxes shall not include any net income taxes, gross receipts tax, estate taxes or inheritance taxes imposed on Landlord except to the extent such net income taxes are in substitution for any Taxes payable hereunder, or any late penalties, interest or fines. If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant. If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes. Landlord’s determination of any excess assessed valuation shall be binding and conclusive, absent manifest error. The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord immediately upon demand.

10.    Parking. Subject to all matters of record, Force Majeure, a Taking (as defined in Section 19 below) and the exercise by Landlord of its rights hereunder, Tenant shall be allocated and required to pay for 1.4 parking spaces per 1,000 rentable square feet of the Premises then being leased by Tenant, which parking spaces shall be in those areas designated by Landlord for non-reserved parking in that certain parking garage located at 1670 Owens Street, San Francisco, California (which parking garage and the land on which the parking garage is location shall be deemed for purposes of this Lease to be a part of the Project), subject in each case to Landlord’s rules and regulations and payment of $300 per month during the Base Term for each parking space (“Parking Charges”), as such Parking Charges shall be adjusted pursuant to this Section 10. Commencing on the first anniversary of the Commencement Date and continuing thereafter on each annual anniversary of the Commencement Date during the Term (each. a “Parking Charge Adjustment Date”), the Parking Charges shall be increased by multiplying the Parking Charges payable immediately before such Parking Charge Adjustment Date by 3%, and adding the resulting amount to the Parking Charges payable immediately before such Parking Charge Adjustment Date. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties, including without limitation other tenants of the Project.

11.    Utilities, Services. Landlord shall provide, subject to the terms of this Section 11, water, electricity, heat, light, power, sewer, and other utilities (including gas and fire sprinklers to the extent the Project is plumbed for such services), refuse and trash collection and janitorial services (collectively, “Utilities”). Landlord shall pay, as Operating Expenses or subject to Tenant’s reimbursement obligation, for all Utilities used on the Premises, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges or similar charges thereon. Landlord may cause, at Landlord’s expense, any Utilities to be separately metered. or charged directly to Tenant by the provider. Tenant shall pay directly to the Utility provider, prior to delinquency, any separately metered Utilities and services which may be furnished to Tenant or the Premises during the Term. Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered Utilities based upon consumption, as reasonably determined by Landlord. No interruption or failure of Utilities, from any cause whatsoever other than Landlord’s willful misconduct, shall result in eviction or constructive eviction of Tenant, termination of this Lease or the abatement of Rent. Tenant agrees to limit use of water and sewer with respect to Common Areas to normal restroom use.

Notwithstanding anything to the contrary set forth herein, if (i) a stoppage of an Essential Service (as defined below) to the Premises shall occur and such stoppage is due solely to the gross negligence or willful misconduct of Landlord and not due in any part to any act or omission on the part of Tenant or any Tenant Party or any matter beyond Landlord’s reasonable control (any such stoppage of an Essential Service being hereinafter referred to as a “Service Interruption”), and (ii) such Service Interruption continues for more than 5 consecutive business days after Landlord shall have received written notice thereof from Tenant, and (iii) as a result of such Service Interruption, the conduct of Tenant’s normal operations in the Premises are materially and adversely affected, then, to the extent that such Service Interruption is covered by rental interruption insurance carried by Landlord pursuant to this Lease, there shall be an abatement of one day’s Base Rent for each day during which such Service Interruption continues after such 5 business day period; provided, however, that if any part of the Premises is reasonably useable for Tenant’s normal business operations or if Tenant conducts all or any part of its operations in any portion of the Premises notwithstanding such Service Interruption, then the amount of each daily abatement of Base Rent shall only be proportionate to the nature and extent of the interruption of Tenant’s normal operations or ability to use the Premises. The rights granted to Tenant under this paragraph shall be Tenant’s sole and exclusive remedy resulting from a failure of Landlord to provide services, and Landlord shall not otherwise be liable for any loss or damage suffered or sustained by Tenant resulting from any failure or cessation of services. For purposes hereof, the term “Essential Services” shall mean the following services: access to the Premises, HVAC service, water, sewer and electricity, but in each case only to the extent that Landlord has an obligation to provide same to Tenant under this Lease. The provisions of this paragraph shall only apply as long as the original Tenant is the tenant occupying the Premises under this Lease and shall not apply to any assignee or sublessee.

Landlord’s sole obligation for either providing emergency generators or providing emergency back-up power to Tenant shall be: (i) to provide emergency generators with not less than the capacity of the emergency generators located in the Building as of the Commencement Date, and (ii) to contract with a third party to maintain the emergency generators as per the manufacturer’s standard maintenance guidelines. Landlord shall have no obligation to provide Tenant with operational emergency generators or back-up power or to supervise, oversee or confirm that the third party maintaining the emergency generators is maintaining the generators as per the manufacturer’s standard guidelines or otherwise. During any period of replacement, repair or maintenance of the emergency generators when the emergency generators are not operational, including any delays thereto due to the inability to obtain parts or replacement equipment, Landlord shall have no obligation to provide Tenant with an alternative back-up generator or generators or alternative sources of back-up power. Tenant expressly acknowledges and agrees that Landlord does not guaranty that such emergency generators will be operational at all times or that emergency power will be available to the Premises when needed.

12.    Alterations and Tenant’s Property. Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other than by ordinary plugs or jacks) to Building Systems (as defined in Section 13) (“Alterations”) shall be subject to Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion if any such Alteration affects the structure or Building Systems and shall not be otherwise unreasonably withheld. Tenant may construct nonstructural Alterations in the Premises without Landlord’s prior approval if the aggregate cost of all such work in any 12 month period does not exceed $50,000 (a “Notice-Only Alteration”), provided Tenant notifies Landlord in writing of such intended Notice-Only Alteration, and such notice shall be accompanied by plans, specifications, work contracts and such other information concerning the nature and cost of the Notice-Only Alteration as may be reasonably requested by Landlord, which notice and accompanying materials shall be delivered to Landlord not less than 15 business days in advance of any proposed construction. If Landlord approves any Alterations, Landlord may impose such conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem appropriate in Landlord’s reasonable discretion. Any request for approval shall be in writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements. Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations. Tenant shall pay to Landlord, as Additional Rent, on demand an amount equal to 3% of all charges incurred by Tenant or its contractors or agents in connection with any Alteration costing in excess of $50,000 to cover Landlord’s overhead and expenses for plan review, coordination, scheduling and supervision. Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.

Tenant shall furnish security or make other arrangements reasonably satisfactory to Landlord to assure payment for the completion of all Alterations work free and clear of liens, and shall provide (and cause each contractor or subcontractor to provide) certificates of insurance for workers’ compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Alterations, Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for any such Alteration.

Except for Removable Installations (as hereinafter defined), all Installations (as hereinafter defined) shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term, and shall remain upon and be surrendered with the Premises as a part thereof. Notwithstanding the foregoing, Landlord may, at the time its approval of any such Installation is requested, or at the time it receives notice of a Notice-Only Alteration, notify Tenant that Landlord requires that Tenant remove such Installation upon the expiration or earlier termination of the Term, in which event Tenant shall remove such Installation in accordance with the immediately succeeding sentence. Upon the expiration or earlier termination of the Term, Tenant shall remove (i) all wires, cables or similar equipment which Tenant has installed in the Premises or in the risers or plenums of the Building, (ii) any Installations for which Landlord has given Tenant notice of removal in accordance with the immediately preceding sentence, and (iii) all of Tenant’s Property (as hereinafter defined), and Tenant shall restore and repair any damage caused by or occasioned as a result of such removal, including, without limitation, capping off all such connections behind the walls of the Premises and repairing any holes. During any restoration period beyond the expiration or earlier termination of the Term, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant. If Landlord is requested by Tenant or any lender, lessor or other person or entity claiming an interest in any of Tenant’s Property to waive any lien Landlord may have against any of Tenant’s Property, and Landlord consents to such waiver, then Landlord shall be entitled to be paid as administrative rent a fee of $1,000 per occurrence for its time and effort in preparing and negotiating such a waiver of lien.

For purposes of this Lease, (x) “Removable Installations” means any items listed on Exhibit F attached hereto and any items agreed by Landlord in writing to be included on Exhibit F in the future, (y) “Tenant’s Property” means Removable Installations and, other than Installations, any personal property or equipment of Tenant that may be removed without material damage to the Premises, and (z) “Installations” means all property of any kind paid for with TI Fund (as such term is defined in the Work Letter and the Work Letter), all Alterations, all fixtures, and all partitions, hardware, built-in machinery, built-in casework and cabinets and other similar additions, equipment, property and improvements built into the Premises so as to become an integral part of the Premises, including, without limitation, fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water systems, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch.

Tenant shall not be required to remove Landlord’s Work (as defined in the Work Letter) at the expiration or earlier termination of the Term nor shall Tenant have the right to remove any Landlord’s Work at any time.

13.    Landlord’s Repairs. Landlord, as an Operating Expense (except to the extent the cost thereof is excluded from Operating Expenses pursuant to Section 5 hereof), shall maintain all of the structural, exterior, parking and other Common Areas of the Project, including HVAC, plumbing, fire sprinklers, elevators and all other building systems serving the Premises and other portions of the Project (“Building Systems”), in good repair, reasonable wear and tear and uninsured losses and damages

(unless such losses or damages would have been insured losses or expenses if the insurance Landlord is required to maintain hereunder had been obtained and so long as it would make reasonable business sense to Landlord, bearing in mind the potential amount of the losses and damages and the amount of the applicable deductibles, to submit a claim for such losses and damages to its insurer) caused by Tenant, or by any of Tenant’s agents, servants, employees, invitees and contractors (collectively, “Tenant Parties”) excluded. Subject to the provisions of the penultimate paragraph of Section 17, losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord, at Tenant’s sole cost and expense, to the extent not covered by insurance Landlord is required to maintain hereunder (or to the extent such losses or damages would have been covered by insurance Landlord is required to maintain hereunder if such insurance had been maintained and so long as it would make reasonable business sense to Landlord, bearing in mind the potential amount of the losses and damages and the amount of the applicable deductibles, to submit a claim for such losses and damages to its insurer). Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption; provided, however, that Landlord shall, except in case of emergency, make a commercially reasonable effort to give Tenant 48 hours advance notice of any planned stoppage of Building Systems services for routine maintenance, repairs, alterations or improvements. Landlord shall use reasonable efforts to minimize interruption to Tenant’s business during such planned stoppages of Building Systems. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section, after which Landlord shall make a commercially reasonable effort to effect such repair. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant’s written notice of the need for such repairs or maintenance. Tenant waives its rights under any state or local law to terminate this Lease or to make such repairs at Landlord’s expense and agrees that the parties’ respective rights with respect to such matters shall be solely as set forth herein. Notwithstanding anything to the contrary contained herein, repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.

14.    Tenant’s Repairs. Subject to Section 13 hereof, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises, including, without limitation, entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls. Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure. If Tenant fails to commence cure of such failure within 10 days of Landlord’s notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 10 days after demand therefor; provided, however, that if such failure by Tenant creates or could create an emergency, Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the costs of such cure from Tenant. Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party and any repair that benefits only the Premises.

15.    Mechanic’s Liens. Tenant shall discharge, by bond or otherwise, any mechanic’s lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 10 days after the filing thereof, at Tenant’s sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be immediately due from Tenant as Additional Rent. If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant.

16.    Indemnification. Tenant hereby indemnifies and agrees to defend, save and hold Landlord harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises, arising directly or indirectly out of use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, except to the extent caused by the willful misconduct or negligence of Landlord or the default by Landlord under this Lease. Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises). Tenant further waives any and all Claims for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records). Landlord shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party.

17.    Insurance. Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project. Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $2,000,000 for bodily injury and property damage with respect to the Project. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers’ compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project. All such insurance shall be included as part of the Operating Expenses. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer’s cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s use of the Premises.

Tenant, at its sole cost and expense, shall maintain during the Term: all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense; workers’ compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with such limits as required by law; and commercial general liability insurance, with a minimum limit of not less than $2,000,000 per occurrence for bodily injury and property damage with respect to the Premises. The commercial general liability insurance policy shall name Alexandria Real Estate Equities, Inc., and Landlord, its officers, directors, employees, managers, agents, invitees and contractors (collectively, “Landlord Parties”), as additional insureds; insure on an occurrence and not a claims-made basis; be issued by insurance companies which have a rating of not less than policyholder rating of A and financial category rating of at least Class X in “Best’s Insurance Guide”; shall not be cancelable for nonpayment of premium unless 10 days prior written notice shall have been given to Landlord from the insurer; contain a hostile fire endorsement and a contractual liability endorsement; and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies). Copies of such policies (if requested by Landlord), or certificates of insurance showing the limits of coverage required hereunder and showing Landlord as an additional insured, along with reasonable evidence of the payment of premiums for the applicable period, shall be delivered to Landlord by Tenant upon commencement of the Term and upon each renewal of said insurance. Tenant’s policy may be a “blanket policy” with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least 5 days prior to the expiration of such policies, furnish Landlord with renewal certificates.

In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to: (i) any lender of Landlord holding a security interest in the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against. Notwithstanding anything to the contrary contained in this Lease, neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder regardless of the negligence of the party to the Lease receiving the benefit of the waiver, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.

Landlord may require insurance policy limits to be raised to conform with requirements of Landlord’s lender and/or to bring coverage limits to levels then being generally required of new tenants within the Project; provided, however, that the increased amount of coverage is consistent with coverage amounts then being required by institutional owners of similar projects with tenants occupying similar size premises in the geographical area in which the Project is located.

18.    Restoration. If, at any time during the Term, the Project or the Premises are damaged or destroyed by a fire or other casualty, Landlord shall notify Tenant within 60 days after discovery of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable (the “Restoration Period”). If the Restoration Period is estimated to exceed 9 months (the “Maximum Restoration Period”), Landlord may, in such notice, elect to terminate this Lease as of the date that is 75 days after the date of discovery of such damage or destruction; provided, however, that notwithstanding Landlord’s election to restore, Tenant may elect to terminate this Lease by written notice to Landlord delivered within 10 business days of receipt of a notice from Landlord estimating a Restoration Period for the Premises longer than the Maximum Restoration Period. Unless either Landlord or Tenant so elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds (with any deductible to be treated as an Operating Expense subject to the provisions of Section 5), promptly restore the Premises (including the Tenant Improvements but excluding any other improvements installed by Tenant or by Landlord and paid for by Tenant), subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Section 30) in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”); provided, however, that if repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Landlord may, in its sole and absolute discretion, elect not to proceed with such repair and restoration or Tenant may by written notice to Landlord delivered within 10 business days of the expiration of the Maximum Restoration Period or, if longer, the Restoration Period, elect to terminate this Lease, in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date that is 75 days after the later of: (i) discovery of such damage or destruction, or (ii) the date all required Hazardous Materials Clearances are obtained, but Landlord shall retain any Rent paid and the right to any Rent payable by Tenant prior to such election by Landlord or Tenant. Notwithstanding the foregoing, if a portion of the Project not including the Premises is damaged, Landlord may not terminate this Lease on the basis that the Restoration Period will exceed the Maximum Restoration Period if Landlord elects to merely repair the damage rather than redevelop or improve the Project as a whole, and Landlord actually commences construction of the repair of such damage. In the event that this Lease terminates pursuant to the provisions of this Section 18 as a result of an earthquake, Tenant shall not be required to pay any deductibles as part of Operating Expenses in connection with such earthquake.

Tenant, at its expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure (as defined in Section 34) events or to obtain Hazardous Material Clearances, all repairs or restoration to the Premises not required to be done by Landlord. Notwithstanding the foregoing, either Landlord or Tenant may terminate this Lease upon written notice to the other if the Premises are damaged during the last year of the Term and Landlord reasonably estimates that it will take more than 2 months to repair such damage; provided, however, that such notice is delivered within 10 business days after the date that Landlord provides Tenant with written notice of the estimated Restoration Period. Landlord shall also have the right to terminate this Lease if insurance proceeds are not available for such restoration. Rent shall be abated from the date all required Hazardous Material Clearances are obtained until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other space in the Mission Bay area of San Francisco during the period of repair that is suitable for the temporary conduct of Tenant’s business. In the event that no Hazardous Material Clearances are required to be obtained by Tenant with respect to the Premises, rent abatement shall commence on the date of discovery of the damage or destruction. Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.

19.    Condemnation. If the whole or any material part of the Premises or the Project is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would in Landlord’s reasonable judgment, materially interfere with or impair Landlord’s ownership or operation of the Project or would in the reasonable judgment of Landlord and Tenant either prevent or materially interfere with Tenant’s use of the Premises (as resolved, if the parties are unable to agree, by arbitration by a single arbitrator with the qualifications and experience appropriate to resolve the matter and appointed pursuant to and acting in accordance with the rules of the American Arbitration Association), then upon written notice by Landlord or Tenant to the other, this Lease shall terminate and Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant’s Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances. Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s trade fixtures, if a separate award for such items is made to Tenant. Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.

20.    Events of Default. Each of the following events shall be a default (“Default”) by Tenant under this Lease:

(a)    Payment Defaults. Tenant shall fail to pay any installment of Rent or any other payment hereunder when due; provided, however, that Landlord will give Tenant written notice and an opportunity to cure any failure to pay Rent within 5 days of any such notice not more than twice in any 12 month period and Tenant agrees that such notice shall be in lieu of and not in addition to, or shall be deemed to be, any notice required by law.

(b)    Insurance. Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 20 days before the expiration of the current coverage.

(c)    Abandonment. Tenant shall abandon the Premises.

(d)    Improper Transfer. Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein, or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.

(e)    Liens. Tenant shall fail to discharge or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within 10 days after Tenant’s receipt of notice that any such lien is filed against the Premises.

(f)    Insolvency Events. Tenant or any guarantor or surety of Tenant’s obligations hereunder shall: (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (C) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(g)    Estoppel Certificate or Subordination Agreement. Tenant fails to execute any document required from Tenant under Sections 23 or 27 within 5 days after a second notice requesting such document.

(h)    Other Defaults. Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of 30 days after written notice thereof from Landlord to Tenant.

Any notice given under Section 20(h) hereof shall: (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant’s default pursuant to Section 20(h) is such that it cannot be cured by the payment of money and reasonably requires more than 30 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 30 day period and thereafter diligently prosecutes the same to completion; provided, however, that such cure shall be completed no later than 45 days from the date of Landlord’s notice.

21.    Landlord’s Remedies.

(a)    Payment By Landlord; Interest. Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act on behalf of Tenant. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law (the “Default Rate”), whichever is less, shall be payable to Landlord on demand as Additional Rent. Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant’s Default hereunder.

(b)    Late Payment Rent. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 days after the date such payment is due, Tenant shall pay to Landlord an additional sum equal to 6% of the overdue Rent as a late charge. Notwithstanding the foregoing, before assessing a late charge the first time in any calendar year, Landlord shall provide Tenant written notice of the delinquency and will waive the right if Tenant pays such delinquency within 5 days thereafter. The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid.

(c)    Remedies. Upon the occurrence of a Default by Tenant, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

(i)    Terminate this Lease, or at Landlord’s option, Tenant’s right to possession only, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor;

(ii)    Upon any termination of this Lease, whether pursuant to the foregoing Section 21(c)(i), or otherwise, Landlord may recover from Tenant the following:

(A)    The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(B)    The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(C)    The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(D)    Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including, but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(E)    At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 21 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 21(c)(ii)(A) and (B), above, the “worth at the time of award” shall be computed by allowing interest at the Default Rate. As used in Section 21(c)(ii)(C) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

(iii)    Landlord may continue this Lease in effect after Tenant’s Default and recover rent as it becomes due (Landlord and Tenant hereby agreeing that Tenant has the right to sublet or assign hereunder, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease following a Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.

(iv)    Whether or not Landlord elects to terminate this Lease following a Default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. Upon Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

(v)    independent of the exercise of any other remedy of Landlord hereunder or under applicable law, Landlord may conduct an environmental test of the Premises as generally described in Section 30(d) hereof, at Tenant’s expense.

(d)    Effect of Exercise. Exercise by Landlord of any remedies hereunder or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, it being understood that such surrender and/or termination can be effected only by the express written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same and shall not be deemed a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of Rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. Following a Default by Tenant under this Lease and to the greatest extent permitted by law, Tenant waives the service of notice of Landlord’s intention to re-enter, re-take or otherwise obtain possession of the Premises as provided in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. Any reletting of the Premises or any portion thereof shall be on such terms and conditions as Landlord in its sole discretion may determine. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting or otherwise to mitigate any damages arising by reason of Tenant’s Default.

22.    Assignment and Subletting.

(a)    General Prohibition. Without Landlord’s prior written consent subject to and on the conditions described in this Section 22, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect. If Tenant is a corporation, partnership or limited liability company, the shares or other ownership interests thereof which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby 49% or more of the issued and outstanding shares or other ownership interests of such corporation are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company at time of execution of this Lease, shall be deemed an assignment of this Lease requiring the consent of

Landlord as provided in this Section 22. Notwithstanding the foregoing, Tenant shall have the right to obtain financing from investors (including venture capital funding and corporate partners) or undergo a public offering which results in a change in control of Tenant without such change of control constituting an assignment under this Section 22 requiring Landlord consent, provided that (i) Tenant notifies Landlord in writing of the financing at least 5 business days prior to the closing of the financing, and (ii) provided that in no event shall such financing result in a change in use of the Premises from the use contemplated by Tenant at the commencement of the Term.

(b)    Permitted Transfers. If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises other than pursuant to a Permitted Assignment (as defined below), then at least 15 business days, but not more than 45 business days, before the date Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease in its final form, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent. Landlord may, by giving written notice to Tenant within 15 business days after receipt of the Assignment Notice: (i) grant such consent, (ii) refuse such consent, in its reasonable discretion, or (iii) terminate this Lease with respect to the space described in the Assignment Notice as of the Assignment Date (an “Assignment Termination”) if the proposed assignment or subletting concerns more than 50% of the Premises for the remainder (or substantially all of the remainder) of the Term. Among other reasons, it shall be reasonable for Landlord to withhold its consent in any of these instances: (1) the proposed assignee or subtenant is a governmental agency; (2) in Landlord’s reasonable judgment, the use of the Premises by the proposed assignee or subtenant would entail any alterations that would lessen the value of the leasehold improvements in the Premises, or would require increased services by Landlord; (3) in Landlord’s reasonable judgment, the proposed assignee or subtenant is engaged in areas of scientific research or other business concerns that are controversial; (4) in Landlord’s reasonable judgment, the proposed assignee or subtenant lacks the creditworthiness to support the financial obligations it will incur under the proposed assignment or sublease; (5) in Landlord’s reasonable judgment, the character, reputation, or business of the proposed assignee or subtenant is inconsistent with the desired tenant-mix or the quality of other tenancies in the Project or is inconsistent with the type and quality of the nature of the Building; (6) Landlord has received from any prior landlord to the proposed assignee or subtenant a negative report concerning such prior landlord’s experience with the proposed assignee or subtenant; (7) Landlord has experienced previous defaults by or is in litigation with the proposed assignee or subtenant; (8) the use of the Premises by the proposed assignee or subtenant will violate any applicable Legal Requirement; (9) the proposed assignee or subtenant is an entity with whom Landlord is actively negotiating to lease space in the Project; or (10) the assignment or sublease is prohibited by Landlord’s lender. If Landlord delivers notice of its election to exercise an Assignment Termination, Tenant shall have the right to withdraw such Assignment Notice by written notice to Landlord of such election within 10 days after Tenant’s receipt of Landlord’s notice electing to exercise the Assignment Termination. If Tenant withdraws such Assignment Notice, this Lease shall continue in full force and effect. If Tenant does not withdraw such Assignment Notice, this Lease, and the term and estate herein granted, shall terminate as of the Assignment Date with respect to the space described in such Assignment Notice. No failure of Landlord to exercise any such option to terminate this Lease, or to deliver a timely notice in response to the Assignment Notice, shall be deemed to be Landlord’s consent to the proposed assignment, sublease or other transfer. Tenant shall pay to Landlord a fee equal to One Thousand Five Hundred Dollars ($1,500) in connection with its consideration of any Assignment Notice and/or its preparation or review of any consent documents. Notwithstanding the foregoing, Landlord’s consent to a deemed assignment due.to a change in control or to an assignment of this Lease or a subletting of any portion of the Premises to any entity controlling, controlled by or under common control with Tenant (a “Control Permitted Assignment”) shall not be required, provided that Landlord shall have the right to approve the form of any such sublease or assignment (which approval shall not be unreasonably withheld or delayed). In addition, Tenant shall have the right to assign this Lease, upon 30 days prior written notice to Landlord but without obtaining Landlord’s prior written consent, to a corporation or other entity which is a successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Tenant provided that (i) such merger or consolidation, or such acquisition or assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring the Lease, and (ii) the net worth (as determined in accordance with generally accepted accounting principles (“GAAP”)) of the assignee is not less than the net worth (as determined in accordance with GAAP) of Tenant as of the date of Tenant’s most current quarterly or annual financial statements, and (iii) if the resulting assignee is an entity other than Nurix, Inc., a Delaware corporation, such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Lease arising after the effective date of the assignment (a “Corporate Permitted Assignment”). Control Permitted Assignments and Corporate Permitted Assignments are hereinafter referred to as “Permitted Assignments.” Notwithstanding anything to the contrary contained herein, Landlord shall have no right to deliver an Assignment Termination as a result of a Permitted Assignment or any notice of a Permitted Assignment from Tenant.

(c)    Additional Conditions. As a condition to any such assignment or subletting, whether or not Landlord’s consent is required, Landlord may require:

(i)    that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord. which payments will be received by Landlord without any liability except to credit such payment against those due under the Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and

(ii)    A list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Premises or on the Project, prior to the proposed assignment or subletting, including, without limitation: permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.

(d)    No Release of Tenant, Sharing of Excess Rents. Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease. Except with respect to a Permitted Assignment, if the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto in any form attributable to the assignment or sublease) exceeds the sum of the rental payable under this Lease, (excluding however, any Rent payable under this Section) and actual and reasonable brokerage fees, legal costs and any design or construction fees directly related to and required pursuant to the terms of any such sublease (“Excess Rent”), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such Excess Rent within 10 days following receipt thereof by Tenant. If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.

(e)    No Waiver. The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under the Lease. The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.

(f)    Prior Conduct of Proposed Transferee. Notwithstanding any other provision of this Section 22, if (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party’s action or use of the property in question, (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority), or (iii) because of the existence of a pre-existing environmental condition in the vicinity of or underlying the Project, the risk that Landlord would be targeted as a responsible party in connection with the remediation of such pre-existing environmental condition would be materially increased or exacerbated by the proposed use of Hazardous Materials by such proposed assignee or sublessee, Landlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party.

23.    Estoppel Certificate. Tenant shall, within 10 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be reasonably requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

24.    Quiet Enjoyment. So long as Tenant is not in Default under this Lease, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

25.    Prorations. All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.

26.    Rules and Regulations. Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto as Exhibit E. If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.

27.    Subordination. This Lease and Tenants interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, Tenant’s right to possession of the Premises shall not be disturbed by the Holder of any such Mortgage. Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination, and such instruments of attornment as shall be requested by any such Holder, provided any such instruments contain appropriate non-disturbance provisions assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof. Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder. The term “Mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “Holder” of a Mortgage shall be deemed to include the beneficiary under a deed of trust. As of the date of this Lease, there is no existing Mortgage encumbering the Project.

28.    Surrender. Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, subject to any Alterations or Installations permitted by Landlord to remain in the Premises, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than a Landlord Party (collectively, “Tenant HazMat Operations”) and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 excepted. At least 3 months prior to the surrender of the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Tenant in order to surrender the Premises (including any Installations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy (the “Surrender Plan”). Such Surrender Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord’s environmental consultant, which approval is not to be unreasonably withheld or delayed. In connection with the review and approval of the Surrender Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall request. On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Surrender Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of the Lease, free from any residual impact from Tenant HazMat Operations. Tenant shall reimburse Landlord, as Additional Rent, for the actual reasonable out-of pocket expense incurred by Landlord for Landlord’s environmental consultant to review and approve the Surrender Plan and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed $2,500. Landlord shall have the unrestricted right to deliver such Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties.

If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMat Operations, the cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in the first paragraph of this Section 28.

Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant. If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key. Any Tenant’s Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.

29.    Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

30.    Environmental Requirements.

(a)    Prohibition/Compliance/Indemnity. Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises or the Project in violation of applicable Environmental Requirements (as hereinafter defined) by Tenant or any Tenant Party. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises during the Term, or any holding over results in contamination of the Premises, the Project or any adjacent property or if contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises by anyone other than Landlord and Landlord’s employees, agents and contractors otherwise occurs during the Term or any holding over, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, “Environmental Claims”) which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or the Project. Notwithstanding anything to the contrary contained in Section 28 or this Section 30, Tenant shall not be responsible for, and the indemnification and hold harmless obligation set forth in this paragraph shall not apply to (i) contamination in the Premises which Tenant can prove existed in the Premises immediately prior to the Commencement Date, or (ii) the presence of any Hazardous Materials in the Premises which Tenant can prove migrated from outside of the Premises into the Premises, unless in either case, the presence of such Hazardous Materials (x) is the result of a breach by Tenant of any of its obligations under this Lease, or (y) was caused, contributed to or exacerbated by Tenant or any Tenant Party.

(b)    Business. Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use. Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises (“Hazardous Materials List”). Tenant shall deliver to Landlord an updated Hazardous Materials List at least once a year listing all Hazardous Materials which Tenant is required to disclose to any Governmental Authority (e.g., the fire department) in connection with its use or occupancy of the Premises. Tenant shall deliver to Landlord true and correct copies of the following documents (the “Haz Mat Documents”) relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority: permits; approvals; reports and correspondence; storage and management plans, notice of violations of any Legal Requirements; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks; and a Surrender Plan (to the extent surrender in accordance with Section 28 cannot be accomplished in 3 months). Tenant is not required, however, to provide Landlord with any -portion(s) of the Haz Mat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors.

(c)    Tenant Representation and Warranty. Tenant hereby represents and warrants to Landlord that (i) neither Tenant nor any of its legal predecessors has been required by any prior landlord, lender or Governmental Authority at any time to take remedial action in connection with Hazardous Materials contaminating a property which contamination was permitted by Tenant of such predecessor or resulted from Tenant’s or such predecessor’s action or use of the property in question, and (ii) Tenant is not subject to any enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority). If Landlord determines that this representation and warranty was not true as of the date of this lease, Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion.

(d)    Testing. Landlord shall have the right to conduct annual tests of the Premises to determine whether any contamination of the Premises or the Project has occurred as a result of Tenant’s use. Tenant shall be required to pay the cost of such annual test of the Premises if there is violation of this Section 30 or if contamination for which Tenant is responsible under this Section 30 is identified; provided, however, that if Tenant conducts its own tests of the Premises using third party contractors and test procedures acceptable to Landlord which tests are certified to Landlord, Landlord shall accept such tests in lieu of the annual tests to be paid for by Tenant. In addition, at any time, and from time to time, prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Premises and the Project to determine if contamination has occurred as a result of Tenant’s use of the Premises. In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party. If contamination has occurred for which Tenant is liable under this Section 30,

Tenant shall pay all costs to conduct such tests. If no such contamination is found, Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense). Landlord shall provide Tenant with a copy of all third party, non-confidential reports and tests of the Premises made by or on behalf of Landlord during the Term without representation or warranty and subject to a confidentiality agreement. Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing in accordance with all Environmental Requirements. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights which Landlord may have against Tenant.

(e)    Control Areas. Tenant shall be allowed to utilize up to its pro rata share of the Hazardous Materials inventory within any control area or zone (located within the Premises), as designated by the applicable building code, for chemical use or storage. As used in the preceding sentence, Tenant’s pro rata share of any control areas or zones located within the Premises shall be determined based on the rentable square footage that Tenant leases within the applicable control area or zone. For purposes of example only, if a control area or zone contains 10,000 rentable square feet and 2,000 rentable square feet of a tenant’s premises are located within such control area or zone (while such premises as a whole contains 5,000 rentable square feet), the applicable tenant’s pro rata share of such control area would be 20%.

(f)    Underground Tanks. If underground or other storage tanks storing Hazardous Materials located on the Premises or the Project are used by Tenant or are hereafter placed on the Premises or the Project by Tenant, Tenant shall install, use, monitor, operate, maintain, upgrade and manage such storage tanks, maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other actions necessary or required under applicable state and federal Legal Requirements, as such now exists or may hereafter be adopted or amended in connection with the installation, use, maintenance, management, operation, upgrading and closure of such storage tanks.

(g)    Tenant’s Obligations. Tenant’s obligations under this Section 30 shall survive the expiration or earlier termination of the Lease. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Surrender Plan), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord’s sole discretion, which Rent shall be prorated daily.

(h)    Definitions. As used herein, the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. As used herein, the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

31.    Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located and Tenant shall offer such Holder and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the owner for the time being of the Premises. Upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.

32.    Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease. Landlord shall use reasonable efforts to minimize interruption of Tenant’s business during such inspections or repairs. Landlord and Landlord’s representatives may enter the Premises during business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and, during the last year of the Term, to prospective tenants or for any other reasonable business purpose. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant’s use or occupancy of the Premises for the Permitted Use. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions. Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord’s access rights hereunder.

33.    Security. Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project. Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

34.    Force Majeure. Except for the payment of Rent, neither Tenant nor Landlord shall be responsible or liable for delays in the performance of its obligations hereunder when caused by, related to, or arising out of acts of God, sinkholes or subsidence, strikes, lockouts, or other labor disputes, embargoes, quarantines, weather, national, regional, or local disasters, calamities, or catastrophes, inability to obtain labor or materials (or reasonable substitutes therefor) at reasonable costs or failure of, or inability to obtain, utilities necessary for performance, governmental restrictions, orders, limitations, regulations, or controls, national emergencies, delay in issuance or revocation of permits, enemy or hostile governmental action, terrorism, insurrection, riots, civil disturbance or commotion, fire or other casualty, and other similar causes or events beyond the reasonable control of such party (“Force Majeure”).

35.    Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this transaction and that no Broker brought about this transaction, other than Kidder Matthews. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than the broker, if any named in this Section 35, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction. Landlord shall be responsible for all fees of Kidder Matthews arising out of the execution of this Lease in accordance with the terms of a separate written agreement between Kidder Matthews and Landlord.

36.    Limitation on Landlord’s Liability. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY: (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LANDLORD IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS. UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

37.    Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.

38.    Signs; Exterior Appearance. Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord’s sole discretion: (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) use any curtains, blinds, shades or screens other than Landlord’s standard window coverings, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony, or (vi) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises. Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the sole cost and expense of Tenant, and shall be of a size, color and type acceptable to Landlord. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering. The directory tablet shall be provided exclusively for the display of the name and location of tenants.

39.    Right to Extend Term. Tenant shall have the right to extend the Term of the Lease upon the following terms and conditions:

(a)    Extension Rights. Tenant shall have 1 right (an “Extension Right”) to extend the term of this Lease with respect to the Long-Term Premises only for 2 years (an “Extension Term”) on the same terms and conditions as this Lease (other than with respect to Base Rent and the Work Letter) by giving Landlord written notice of its election to exercise the Extension Right at least 9 months prior, and no earlier than 12 months prior, to the expiration of the Base Term of the Lease.

Upon the commencement of the Extension Term, Base Rent shall be payable at the Market Rate (as defined below). Base Rent shall thereafter be adjusted on each annual anniversary of the commencement of such Extension Term by a percentage as determined by Landlord and agreed to by Tenant at the time the Market Rate is determined. As used herein, “Market Rate” shall mean the then market rental rate as determined by Landlord and agreed to by Tenant.

If, on or before the date which is 180 days prior to the expiration of the Base Term of this Lease, Tenant has not agreed with Landlord’s determination of the Market Rate and the rent escalations during the Extension Term after negotiating in good faith, Tenant shall be deemed to have elected arbitration as described in Section 39(b). Tenant acknowledges and agrees that, if Tenant has elected to exercise the Extension Right by delivering notice to Landlord as required in this Section 39(a), Tenant shall have no right thereafter to rescind or elect not to extend the term of the Lease for the Extension Term.

Notwithstanding anything to the contrary contained in this Lease, if Tenant exercises its Extension Right pursuant to this Section 39, upon the commencement of the Extension Term, Tenant’s Share of each earthquake deductible or occurrence of uninsured earthquake damage affecting the Premises shall not exceed $3.00 per rentable square foot of the Premises during the first year of the Extension Term or $1.50 during the second year of the Extension Term.

(b)    Arbitration.

(i)    Within 10 days of Tenant’s notice to Landlord of its election (or deemed election) to arbitrate Market Rate and escalations, each party shall deliver to the other a proposal containing the Market Rate and escalations that the submitting party believes to be correct (“Extension Proposal”). If either party fails to timely submit an Extension Proposal, the other party’s submitted proposal shall determine the Base Rent and escalations for the Extension Term. If both parties submit Extension Proposals, then Landlord and Tenant shall meet within 7 days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a single Arbitrator (and defined below) to determine the Market Rate and escalations. If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator. If either party fails to timely give notice of its selection for an Arbitrator, the other party’s submitted proposal shall determine the Base Rent (including escalations) for the Extension Term. The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator. If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 days prior written notice to the other party of such intent.

(ii)    The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable. The decision of the single Arbitrator shall be final and binding upon the parties. The average of the two closest Arbitrators in a three Arbitrator panel shall be final and binding upon the parties. Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties. If the Market Rate and escalations are not determined by the first day of the Extension Term, then Tenant shall pay Landlord Base Rent in an amount equal to the Base Rent in effect immediately prior to the Extension Term and increased by the Rent Adjustment Percentage until such determination is made. After the determination of the Market Rate and escalations, the parties shall make any necessary adjustments to such payments made by Tenant. Landlord and Tenant shall then execute an amendment recognizing the Market Rate and escalations for the Extension Term.

(iii)    An “Arbitrator” shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and: (1) shall be (A) a member of the American Institute of Real Estate Appraisers with not less than 10 years of experience in the appraisal of improved office and high tech industrial real estate in the greater San Francisco Bay area, or (B) a licensed commercial real estate broker with not less than 15 years experience representing landlords and/or tenants in the leasing of high tech or life sciences space in the greater San Francisco Bay area, (ii) devoting substantially all of their time to professional appraisal or brokerage work, as applicable, at the time of appointment and (iii) be in all respects impartial and disinterested.

(c)    Rights Personal. The Extension Right is personal to Tenant and is not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease, except that it may be assigned in connection with any Permitted Assignment of this Lease.

(d)    Exceptions. Notwithstanding anything set forth above to the contrary, at Landlord’s option, the Extension Right shall not be in effect and Tenant may not exercise the Extension Right:

(i)    during any period of time that Tenant is in Default under any provision of this Lease; or

(ii)    if Tenant has been in Default under any provision of this Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period immediately prior to the date that Tenant intends to exercise an Extension Right, whether or not the Defaults are cured.

(e)    No Extensions. The period of time within which the Extension Right may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Extension Right.

(f)    Termination. The Extension Right shall, at Landlord’s option, terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Extension Right, if, after such exercise, but prior to the commencement date of the Extension Term, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of the Extension Right to the date of the commencement of the Extension Term, whether or not such Defaults are cured.

40.    Surrender of Prior Premises. If this Lease has not been previously terminated with respect to the Prior Premises, Tenant shall voluntarily surrender the Prior Premises on or before the Prior Premises Termination Date in the condition in which Tenant is required to surrender the Premises as of the expiration or earlier termination of this Lease and in compliance with the surrender requirements set forth in this Lease; provided, however, that Tenant shall not be required to restore any Alterations existing in the Prior Premises as of the date of this Lease. From and after the Prior Premises Termination Date, Tenant shall have no further rights or obligations of any kind with respect to the Prior Premises. Notwithstanding the foregoing, those provisions of this Lease which, by their terms, survive the termination of this Lease shall survive the surrender of the Prior Premises and termination of the Lease with respect to the Prior Premises as provided for herein. Nothing herein shall excuse Tenant from its obligations under this Lease with respect to the Prior Premises prior to the Prior Premises Termination Date.

41.    Miscellaneous.

(a)    Notices. All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

(b)    Joint and Several Liability. If and when included within the term “Tenant,” as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.

(c)    Financial Information. Upon Landlord’s request, Tenant shall furnish Landlord with true and complete copies of (i) Tenant’s most recent audited annual financial statements within 90 days of the end of each of Tenant’s fiscal years during the Term, (ii) Tenant’s most recent unaudited quarterly financial statements within 45 days of the end of each of Tenant’s first three fiscal quarters of each of Tenant’s fiscal years during the Term, and (iii) any other financial information or summaries that Tenant typically provides to its lenders. Landlord shall treat all information which Tenant provides to Landlord pursuant to this Section 41(c) as confidential information belonging to Tenant and it shall not be disclosed to any third parties other than Landlord’s auditors, attorneys, consultants, prospective lenders, affiliates, prospective purchasers and investors and other third parties as reasonably required in the ordinary course of Landlord’s operations (so long as such parties have agreed to maintain the confidentiality of such information). Notwithstanding the foregoing, in no event shall Tenant be required to provide any financial information to Landlord which Tenant does not otherwise prepare (or cause to be prepared) for its own purposes.

(d)    Recordation. Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

(e)    Interpretation. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(f)    Not Binding Until Executed. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(g)    Limitations on Interest. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(h)    Choice of Law. Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

(i)    Time. Time is of the essence as to the performance of Tenant’s obligations under this Lease.

(j)    OFAC. Tenant, and all beneficial owners of Tenant, are currently (a) in compliance with and shall at all times during the Term of this Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

(k)    Incorporation by Reference. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

(l)    Entire Agreement. This Lease, including the exhibits attached hereto, constitutes the entire agreement between Landlord and Tenant pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein.

(m)    No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Base Rent or any Additional Rent will be other than on account of the earliest stipulated Base Rent and Additional Rent, nor will any endorsement or statement on any check or letter accompanying a check for payment of any Base Rent or Additional Rent be an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.

(n)    Hazardous Activities. Notwithstanding any other provision of this Lease, Landlord, for itself and its employees, agents and contractors, reserves the right to refuse to perform any repairs or services in any portion of the Premises which, pursuant to Tenant’s routine safety guidelines, practices or custom or prudent industry practices, require any form of protective clothing or equipment other than safety glasses. In any such case, Tenant shall contract with parties who are acceptable to Landlord, in Landlord’s reasonable discretion, for all such repairs and services, and Landlord shall, to the extent required, equitably adjust Tenant’s Share of Operating Expenses in respect of such repairs or services to reflect that Landlord is not providing such repairs or services to Tenant.

(o)    Mission Bay Requirements. Tenant acknowledges and agrees that the use and operation of the Project are governed by, among other things, the requirements and disclosures set forth on Exhibit H attached hereto.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

NURIX, INC., a Delaware corporation

By:	/s/ Tim Kutzkey
Its:	President

LANDLORD:

ARE-SAN FRANCISCO NO. 26, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

	By:	ARE-QRS CORP.,
a Maryland corporation, general partner

		By:	/s/ Eric S. Johnson
		Its:	Vice President
Real Estate Legal Affairs

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is made as of October 03, 2014, by and between ARE-SAN FRANCISCO NO. 26, LLC, a Delaware limited liability company (“Landlord”), and NURIX, INC., a Delaware corporation (“Tenant”).

RECITALS

A.    Landlord and Tenant are now parties to that certain Lease Agreement dated as of March 24, 2014, as amended by that certain letter agreement dated April 15, 2014 (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain premises in a building located at 1700 Owens Street, San Francisco, California. The premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B.    As of the date of this first Amendment, Tenant is occupying the Month-to-Month Premises consisting of approximately 9,614 rentable square feet.

C.    Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, (i) expand the size of the Month-to-Month Premises and the Long-Term Premises, respectively, by adding that portion of the Building commonly known as Suite 240 containing approximately 2,039 rentable square feet, as shown on Exhibit A attached to this First Amendment (the “Expansion Premises”), and (ii) to add the Prior Premises as part of the Long-Term Premises,

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Expansion Premises. Commencing on the Expansion Premises Commencement Date (as defined below), Landlord leases to Tenant, and Tenant leases from Landlord, the Expansion Premises.

2.

Delivery. Landlord shall use reasonable efforts to deliver (“Delivery” or “Deliver”) the Expansion Premises to Tenant on or before the Target Expansion Premises Commencement Date. The “Target Expansion Premises Commencement Date” shall be January 15, 2015. For the avoidance of any doubt, Landlord is not required to construct any improvements in the Expansion Premises. If Landlord fails to timely Deliver the Expansion Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and the Lease with respect to the Expansion Premises shall not be void or voidable except as provided herein. If Landlord does not Deliver the Expansion Premises within 90 days of the Target Expansion Premises Commencement Date for any reason other than Force Majeure delays, the Lease with respect to the Expansion Premises only may be terminated by Tenant by written notice to the Landlord, and if so terminated by Tenant: (a) the additional Security Deposit provided for in Section 7, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of the Lease), shall be returned to Tenant (i.e., if the additional Security Deposit was in the form of an additional Letter of Credit, Landlord shall return the additional Letter of Credit to Tenant or if the additional Security Deposit was in the form of an amended Letter of Credit, Landlord shall reasonably cooperate with Tenant, at no cost to Landlord, to further amend the amended Letter of Credit to reduce such Letter of Credit to its original amount), and (b) neither Landlord nor Tenant shall have any further rights, duties or obligations with respect to the Expansion Premises, except with respect to provisions which expressly survive termination of the Lease. For the avoidance of doubt, if the Lease is terminated pursuant to this paragraph with respect to the Expansion Premises, all of the provisions of this First Amendment shall be null and void and of no further force or effect and the parties shall enter into an amended and restated version of this First Amendment providing for, among other things, (i) the inclusion of the Prior Premises as part of the Long-Term Premises commencing on the Long-Term Premises Commencement Date, and (ii) the adjustment of the Tenant Improvement Allowance and the Additional Tenant Improvement Allowance to $670,225, respectively. If Tenant does not elect to terminate the Lease with respect to the Expansion Premises within 5 business days of the lapse of such 90 day period, such right to terminate the Lease with respect to the Expansion Premises shall be waived and this Lease shall remain in full force and effect.

The “Expansion Premises Commencement Date” shall be the date that Landlord Delivers the Expansion Premises to Tenant in vacant, broom clean condition. Upon the request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Expansion Premises Commencement Date in substantially the form of the “Acknowledgement of Commencement Date” attached to the Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder.

For the period of 60 consecutive days after the Expansion Premises Commencement Date, Landlord shall, at its sole cost and expense (which shall not constitute an Operating Expense), be responsible for any repairs that are required to be made to the Building Systems serving the Expansion Premises, unless Tenant or any Tenant Party was responsible for the cause of such repair, in which case Tenant shall pay the cost.

Except as otherwise set forth in this First Amendment: (i) Tenant shall accept the Expansion Premises in their condition as of the Expansion Premises Commencement Date, subject to all applicable Legal Requirements; (ii) Landlord shall have no obligation for any defects in the Expansion Premises; and (iii) Tenant’s taking possession of the Expansion Premises shall be conclusive evidence that Tenant accepts the Expansion Premises and that the Expansion Premises were in good condition as of the Expansion Premises Commencement Date.

Except as otherwise provided in this First Amendment, Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Expansion Premises, and/or the suitability of the Expansion Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Expansion Premises are suitable for the Permitted Use.

3.

Definition of Premises, Rentable Area of Month-to Month Premises and Rentable Area of Long-Term Premises. Commencing on the Expansion Premises Commencement Date, the defined terms “Premises” and “Rentable Area of Month-to Month Premises” and “Rentable Areas of Long-Term Premises” on Pages 1 and 2 of the Lease shall be deleted in their entirety and replaced with the following:

“Premises: Effective as of the First Initial Premises Commencement Date (as defined in Section 2 below), the Premises shall consist of (i) that certain portion of the second floor of the Building, containing approximately 1,666 rentable square feet (the “Prior Premises”), and (ii) that certain portion of the second floor of the Building, containing approximately 3,160 rentable square feet (the “First Initial Premises”). Effective as of the Second Initial Premises Commencement Date (as defined in Section 2 below), the Premises shall be expanded to include that certain portion of the second floor of the Building containing approximately 4,788 rentable square feet (the “Second Initial Premises,” which shall be referred to collectively herein with the First Initial Premises as the “Initial Premises”). Effective as of the Expansion Premises Commencement Date, the Premises shall be expanded to include that certain portion of the second floor of the Building containing approximately 2,039 rentable square feet (the “Expansion Premises”). The Prior Premises, the First Initial Premises, the Second Initial Premises and the Expansion Premises shall be referred to collectively herein as the “Month-to-Month Premises.” The Month-to-Month Premises shall all be as shown on Exhibit A-1.

2

Effective as of the Subsequent Premises Commencement Date (as defined in Section 2 below), the Premises shall consist of approximately 28,848 rentable square feet, containing (i) the Prior Premises containing approximately 1,666 rentable square feet, (ii) the Initial Premises containing approximately 7,948 rentable square feet, (iii) the Expansion Premises containing approximately 2,039 rentable square feet, and (iv) that portion of the second floor of the Project, containing approximately 17,195 rentable square feet (the “Subsequent Premises,” which shall be referred to collectively herein with the Initial Premises and the Expansion Premises as the “Long-Term Premises”), all as shown on Exhibit A-2.

As used in this Lease, “Premises” shall (i) commencing on the Initial Premises Commencement Date, through the day immediately preceding the Second initial Premises Commencement Date, mean the Prior Premises and the First Initial Premises, (ii) commencing on the Second Initial Premises Commencement Date, through the day immediately preceding the Expansion Premises Commencement Date, mean the Prior Premises, the First Initial Premises and the Second Initial Premises, (iii) commencing on the Expansion Premises Commencement Date, through the day immediately preceding the Subsequent Premises Commencement Date, mean the Prior Premises, the First Initial Premises, the Second Initial Premises and the Expansion Premises, and (iv) during the Long-Term Base Term (as defined below) mean the Long-Term Premises (consisting of the entire Month-to-Month Premises and the Subsequent Premises).”

“Rentable Area of Month-to-Month Premises: 11,653 sq. ft.”

“Rentable Area of Long-Term Premises: 28,848 sq. ft.”

As of the Expansion Premises Commencement Date, (i) Exhibit A-1 and Exhibit A-2 to the Lease shall be amended to include the Expansion Premises as shown on Exhibit A attached to this First Amendment, and (ii) Exhibit A-2 to the Lease shall be amended to include the Prior Premises as shown on Exhibit A-1.

4.	Base Term. Commencing on the Expansion Premises Commencement Date, the defined term “Base Term” on page 1 of the Lease is deleted in its entirety and replaced with the following:

“Base Term: With respect to the Month-to-Month Premises only, beginning on the First Initial Premises Commencement Date as to the Prior Premises and the First Initial Premises, beginning on the Second Initial Premises Commencement date as to the Second Initial Premises, and beginning on the Expansion Premises Commencement Date as to the Expansion Premises, and ending on the date that is 30 days after written notice from Tenant to Landlord (the “Month-to-Month Base Term”).

With respect to the Long-Term Premises, beginning on the Subsequent Premises Commencement Date and ending 60 months from the first day of the first full month after the Subsequent Premises Commencement Date (“Long-Term Base Term”).”

5.	Base Rent. Commencing on the Expansion Premises Commencement Date, the defined term “Base Rent” on page 1 of the Lease is deleted in its entirety and replaced with the following:

“Base Rent: Commencing on the Month-to-Month Premises Rent Commencement Date with respect to the Prior Premises and the First Initial Premises, commencing on the Second Initial Premises Commencement Date with respect to the Second Initial Premises, and commencing on the Expansion Premises Commencement Date with respect to the Expansion Premises, through the day immediately preceding the Subsequent Premises Commencement Date with respect to the entire Month-to-Month Premises, $2.00 per rentable square foot of the applicable Month-to-Month Premises per month (“Month-to-Month Premises Base Rent”).

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Commencing on the Subsequent Premises Commencement Date, $3.50 per rentable square foot of the Long-Term Premises per month, as adjusted pursuant to Section 4 hereof (“Long-Term Premises Base Rent”).”

6.

Definition of Tenant’s Share of Operating Expenses. Commencing on the Expansion Premises Commencement Date, the defined terms “Tenant’s Share of Operating Expenses for Month-to-Month Premises” and “Tenant’s Share of Operating Expenses for Long-Term Premises” on page 2 of the Lease are deleted in their entirety and replaced with the following:

“Tenant’s Share of Operating Expenses for Month-to-Month Premises: 7.41%”

“Tenant’s Share of Operating Expenses for Long-Term Premises: 18.33%”

7.	Security Deposit. As of the date of this First Amendment, the definition of “Security Deposit” on the first page of the Lease is deleted in its entirety and replaced with the following:

“Security Deposit: $95,137.00”

Landlord currently holds a Security Deposit of $88,000.60 under the Lease. A portion of such existing Security Deposit, in the amount of $25,000.00 is in the form of cash and the balance of $63,000.50 is in the form of a Letter of Credit. Concurrent with Tenant’s delivery of a signed original of this First Amendment to Landlord, Tenant shall deliver to Landlord an amended Letter of Credit which increases the amount of the existing Letter of Credit being held by Landlord to $70,137.00 or an additional Letter of Credit in the amount of $7,136.50.

8.	TI Allowance. As of the date of this First Amendment, Section 5(b) of the Work Letter attached to the Lease as Exhibit C is hereby deleted in its entirety and replaced with the following:

“(b)    TI Allowance. Landlord shall provide to Tenant a tenant improvement allowance (collectively, the “TI Allowance”) as follows:

1.    a “Tenant Improvement Allowance” in the maximum amount of $721,200 in the aggregate, which is included in the Base Rent set forth in the Lease; and

2.    an “Additional Tenant Improvement Allowance” in the maximum amount of $721,200 in the aggregate, which shall, to the extent used, result in adjustments to the Base Rent as set forth in the Lease.

The TI Allowance shall be disbursed in accordance with this Work Letter. Except as provided in the immediately following paragraph, Tenant shall have no right to the use or benefit (including any reduction to or payment of Base Rent) of any portion of the TI Allowance not required for the construction of (i) the Tenant Improvements; or (ii) any Changes pursuant to Section 4.

Tenant may elect, upon written notice to Landlord following the Substantial Completion of all of the Tenant Improvements, to use any remaining TI Allowance for the payment of Alterations performed by Tenant in the Long-Term Premises pursuant to Section 12 of the Lease. The TI Allowance shall only be available for use by Tenant until September 30, 2016 (“Allowance Expiration Date”), and any portion of the TI Allowance which has not been properly requested by Tenant in good faith for disbursement by Landlord for the Tenant Improvements or Alterations on or before the Allowance Expiration Date shall be forfeited and shall not be available for use by Tenant.”

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9.

Disclosure. For purposes of Section 1938 of the California Civil Code, as of the date of this Amendment, Tenant acknowledges having been advised by Landlord that the Project has not been inspected by a certified access specialist.

10.

Environmental. Notwithstanding anything to the contrary contained in Section 28 or Section 30 of the Lease, Tenant shall not be responsible for, and the indemnification and hold harmless obligation set forth in Section 30(a) of the Lease shall not apply to (i) contamination in the Expansion Premises which Tenant can prove existed in the Expansion Premises immediately prior to the Expansion Premises Commencement Date, or (ii) the presence of any Hazardous Materials in the Expansion Premises which Tenant can prove migrated from outside of the Expansion Premises into the Expansion Premises, unless in either case, the presence of such Hazardous Materials (x) is the result of a breach by Tenant of any of its obligations under this Lease, or (y) was caused, contributed to or exacerbated by Tenant or any Tenant Party.

11.

Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this First Amendment and that no Broker brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this First Amendment.

12.	Miscellaneous.

a.    This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.    This First Amendment Is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

c.    This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this First Amendment attached thereto.

d.    Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

[Signatures are on the next page.]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:	ARE-SAN FRANCISCO NO. 26, LLC,
a Delaware limited liability company

	By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership, managing member

		By:	ARE-QRS CORP.,
a Maryland corporation, general partner

			By:	/s/ Eric S. Johnson
			Its:	Vice President
Real Estate Legal Affairs

TENANT:	NURIX, INC.,
a Delaware corporation

	By:	/s/ Arthur T. Sands
	Name:	Arthur Sands
	Title:	CEO

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”) is made as of November 8, 2017, by and between ARE-SAN FRANCISCO NO. 26, LLC, a Delaware limited liability company (“Landlord”), and NURIX, INC., a Delaware corporation (“Tenant”).

RECITALS

A.    Landlord and Tenant are now parties to that certain Lease Agreement dated as of March 24, 2014, as amended by that certain letter agreement dated April 15, 2014, and as further amended by that certain First Amendment to Lease dated as of October 3, 2014 (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain premises in a building located at 1700 Owens Street, San Francisco, California, consisting of approximately 28,848 rentable square feet (the “Existing Premises”). The Existing Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B.    Landlord and Tenant are also now parties to that certain Lease Agreement dated as of February 27, 2013, as amended by that certain First Amendment dated as of April 4, 2013, as further amended by that certain Second Amendment to Lease dated as of September 11, 2013, as further amended by that certain Third Amendment to Lease Agreement dated as of January 23, 2015, and as further amended by that certain letter agreement dated as of February 20, 2015 (as amended, the “Other Lease”). Pursuant to the Other Lease, Tenant leases approximately 16,824 rentable square feet (the “Other Lease Premises”). The Other Lease Premises are more particularly described in the Other Lease.

C.    Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, (i) expand the size of the Existing Premises to include the Other Lease Premises, as shown on Exhibit A attached to this Second Amendment (the “Initial Second Amendment Expansion Premises”), (ii) expand the size of the Existing Premises to include that certain space consisting of approximately 4,319 rentable square feet, as shown on Exhibit B attached to this Second Amendment (the “Subsequent Second Amendment Expansion Premises”), and (iii) extend the Term of the Lease through April 30, 2025 (the “Expiration Date”).

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.

Initial and Subsequent Second Amendment Expansion Premises. Commencing on the Initial Second Amendment Expansion Premises Commencement Date (as defined below), Landlord leases to Tenant, and Tenant leases from Landlord, the Initial Second Amendment Expansion Premises, and commencing on the Subsequent Second Amendment Expansion Premises Commencement Date (as defined below), Landlord leases to Tenant and Tenant leases from Landlord, the Subsequent Second Amendment Expansion Premises.

2.	Delivery.

a.    Initial Second Amendment Expansion Premises. The “Initial Second Amendment Expansion Premises Commencement Date” shall be the date that is 1 business day after the mutual execution and delivery of this Second Amendment by the parties. Landlord and Tenant agree that the Other Lease shall terminate at 11:59 p.m. on the day immediately preceding the Initial Second Amendment Expansion Premises Commencement Date as if such date was the expiration date thereof; provided, however that (1) Tenant’s requirement to pay to Landlord the Additional Rent that would have been payable under the Other Lease in connection with the Additional TI Allowance (as defined in the Other Lease) pursuant to Section 5(b) below, and (2) those provisions of the Other Lease which, by their terms survive the termination of the Other Lease shall survive the termination of the Other Lease provided for herein; provided, however, Landlord and Tenant acknowledge and agree that Tenant’s continued occupancy of the Initial Second Amendment Expansion Premises shall be pursuant to the Lease and not as a holdover under the Other Lease and Tenant shall not be required to vacate or surrender the Initial Second Amendment Expansion Premises. Because Tenant will continue to occupy the Initial Second Amendment Expansion Premises under the Lease, Tenant shall not be required to deliver a Surrender Plan under the Other Lease in connection with the expiration of the Other Lease.

Upon the request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Initial Second Amendment Expansion Premises Commencement Date in substantially the form of the “Acknowledgement of Commencement Date” attached to the Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder.

For the period of 60 consecutive days after the Initial Second Amendment Expansion Premises Commencement Date, Landlord shall, at its sole cost and expense (which shall not constitute an Operating Expense), be responsible for any repairs that are required to be made to the Building Systems serving the Existing Premises and the Initial Second Amendment Expansion Premises, unless Tenant or any Tenant Party was responsible for the cause of such repair, in which case Tenant shall pay the cost.

Except as otherwise set forth in this Second Amendment: (i) Landlord shall have no obligation for any defects in the Initial Second Amendment Expansion Premises; and (iii) Tenant’s occupancy of the Initial Second Amendment Expansion Premises prior to the Initial Second Amendment Expansion Premises Commencement Date pursuant to the Other Lease shall be conclusive evidence that Tenant accepts the Initial Second Amendment Expansion Premises and that the Initial Second Amendment Expansion Premises were in good condition at the time Tenant took possession of the Initial Second Amendment Expansion Premises.

b.    Subsequent Second Amendment Expansion Premises. The “Subsequent Second Amendment Expansion Premises Commencement Date” shall be the day immediately after the date that the Gladstone Lease terminates, which is expected to occur on January 15, 2019. Upon the request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Subsequent Second Amendment Expansion Premises Commencement Date in substantially the form of the “Acknowledgement of Commencement Date” attached to the Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder.

Landlord and Tenant acknowledge that Tenant has occupied and, as of the date of this Second Amendment, continues to occupy the Subsequent Second Amendment Expansion Premises pursuant to a sublease agreement (“Gladstone Sublease”) between Tenant and The David J. Gladstone Institutes (“Gladstone”), which Gladstone Sublease is subject to the terms of that certain Lease Agreement between Landlord and Gladstone dated as of January 8, 2007 (as the same has been and may in the future be amended, the “Gladstone Lease”).

Tenant acknowledges that Gladstone has the right under the Gladstone Lease to extend the term of the Gladstone Lease beyond January 15, 2019. If Gladstone exercises its right to extend the term of the Gladstone Lease, the Subsequent Second Amendment Expansion Premises Commencement Date shall not occur until the term of the Gladstone Lease terminates. Landlord agrees that it shall not agree to extend the Gladstone Lease with respect to the Subsequent Second Amendment Expansion Premises except pursuant to the terms of the extension right currently set forth in the Gladstone Lease if Gladstone properly exercises such right. Landlord shall have no liability whatsoever to Tenant relating to or arising from the failure of the Subsequent Second Amendment Expansion Premises Commencement Date to occur as a result of Gladstone’s election to extend the term of the Gladstone Lease pursuant to the extension right currently set forth in the Gladstone Lease if Gladstone properly exercises such right. Landlord and Tenant acknowledge and agree that commencing on the Subsequent Second Amendment Expansion Premises Commencement Date, Tenant’s continued occupancy of the Subsequent Second Amendment Expansion Premises after the termination of the Gladstone Lease shall be pursuant to the Lease and shall not be a hold over under the Gladstone Lease.

Landlord and Tenant agree that if the Gladstone Lease terminates prior to January 15, 2019, then, notwithstanding anything to the contrary contained in the Lease, the Subsequent Second Amendment Expansion Premises Commencement Date shall be amended to be the day immediately after the date of such early termination of the Gladstone Lease (“Early Commencement Date”); provided, however, that Tenant shall, commencing on the Early Commencement Date through January 14, 2019, be required to pay (a) monthly Base Rent at the rate payable by Tenant under the Gladstone Sublease, and (b) Tenant’s Share of Operating Expenses pursuant to the terms of this Lease. Notwithstanding the foregoing, if the early termination of the Gladstone Lease was due to a casualty or condemnation, then such casualty or condemnation shall be deemed to have occurred during the Term of this Lease and the rights and obligations of Landlord and Tenant with respect to the Lease shall be governed by Section 18 and Section 19 of the Lease, as applicable.

For the period of 60 consecutive days after the Subsequent Second Amendment Expansion Premises Commencement Date, Landlord shall, at its sole cost and expense (which shall not constitute an Operating Expense), be responsible for any repairs that are required to be made to the Building Systems serving the Subsequent Second Amendment Expansion Premises, unless Tenant or any Tenant Party was responsible for the cause of such repair, in which case Tenant shall pay the cost.

Except as otherwise set forth in this Second Amendment: (i) Landlord shall have no obligation for any defects in the Subsequent Second Amendment Expansion Premises; and (iii) Tenant’s occupancy of the Subsequent Second Amendment Expansion Premises prior to the Subsequent Second Amendment Expansion Premises Commencement Date pursuant to the Gladstone Sublease shall be conclusive evidence that Tenant accepts the Subsequent Second Amendment Expansion Premises and that the Subsequent Second Amendment Expansion Premises were in good condition at the time Tenant took possession of the Subsequent Second Amendment Expansion Premises.

c.    General. Except as otherwise provided in this Second Amendment, Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Initial Second Amendment Expansion Premises, the Subsequent Second Amendment Expansion Premises and/or the suitability of the Initial Second Amendment Expansion Premises or the Subsequent Second Amendment Expansion Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Initial Second Amendment Expansion Premises or the Subsequent Second Amendment Expansion Premises are suitable for the Permitted Use.

3.	Definitions of Premises and Rentable Area Premises.

a.    Commencing on the Initial Second Amendment Expansion Premises Commencement Date, the defined terms “Premises,” “Rentable Area of Month-to-Month Premises” and “Rentable Area of Long-Term Premises” on Pages 1 and 2 of the Lease shall be deleted in their entirety and replaced with the following:

“Premises: That certain (i) portion of the second floor of the Building consisting of approximately 28,848 rentable square feet (the “Existing Premises”), and (ii) portion of the first and fourth floors of the Building consisting of approximately 16,824 rentable square feet (the “Initial Second Amendment Expansion Premises”), all as shown on Exhibit A attached hereto.”

“Rentable Area of Premises: 45,672 sq. ft.”

Commencing on the Initial Second Amendment Expansion Premises Commencement Date, all references in the Lease to Rentable Area of Month-to-Month Premises and Rentable Area of Long-Term Premises shall be replaced with “Rentable Area of Premises.”

As of the Initial Second Amendment Expansion Premises Commencement Date, (i) Exhibit A-1 and Exhibit A-2 to the Lease are hereby deleted in their entirety and replaced with Exhibit A attached to this Second Amendment.

b.    Commencing on the Subsequent Second Amendment Expansion Premises Commencement Date, the defined terms “Premises” and “Rentable Area of Premises” on Pages 1 and 2 of the Lease shall be deleted in their entirety and replaced with the following:

“Premises: That certain (i) portion of the second floor of the Building consisting of approximately 28,848 rentable square feet (the “Existing Premises”), (ii) portion of the first and fourth floors of the Building consisting of approximately 16,824 rentable square feet (the “Initial Second Amendment Expansion Premises”), and (iii) portion of the second floor consisting of approximately 4,319 rentable square feet (the “Subsequent Second Amendment Expansion Premises”), all as shown on Exhibit A attached hereto.”

“Rentable Area of Premises: 49,991 sq. ft.”

As of the Subsequent Second Amendment Expansion Premises Commencement Date, Exhibit A to the Lease (as amended pursuant to Section 3(a) above), shall be amended to include the Subsequent Second Amendment Expansion Premises as shown on Exhibit B attached hereto.

4.

Base Term. As of the date of this Lease, the “Base Term” of the Lease is hereby extended through the Expiration Date. The defined terms “Month-to-Month Base Term” and “Long Term Base Term” are hereby deleted in their entirety and any references in the Lease to Month-to-Month Base Term and Long Term Base Term shall mean “Base Term.”

5.	Base Rent.

a.    Existing Premises. Tenant shall continue paying Base Rent with respect to the Existing Premises as provided for in the Lease through April 30, 2020. Commencing on May 1, 2020, Tenant shall pay Base Rent with respect to the Existing Premises in the amount of $4.85 per rentable square foot of the Existing Premises per month. Base Rent with respect to the Existing Premises shall be increased on each subsequent May 1st during the Base Term (each, a “Second Amendment Adjustment Date”) by multiplying the Base Rent payable with respect to the Existing Premises immediately before the applicable Second Amendment Adjustment Date by 3% and adding the resulting amount to the Base Rent payable with respect to the Existing Premises immediately before such Second Amendment Adjustment Date. Tenant’s obligation to pay Additional Rent under Section 4(b) of the Lease shall terminate on April 30, 2020.

b.    Initial Second Amendment Expansion Premises. Commencing on the Initial Second Expansion Premises Commencement Date through June 30, 2018, Tenant shall pay Base Rent for the Initial Second Amendment Expansion Premises (i) in the amount of $4.11 per rentable square foot per month with respect to approximately 16,362 rentable square feet of the Initial Second Amendment Expansion Premises, and (ii) $1.42 per rentable square foot per month with respect to the remaining approximately 462 rentable square feet of the Initial Second Amendment Expansion Premises. In addition to Base Rent, for the period commencing on the Initial Second Expansion Premises Commencement Date through June 30, 2018 only, Tenant shall continue to pay to Landlord the Additional Rent that would have been payable under the Other Lease in connection with the Additional TI Allowance (as defined in the Other Lease) in the amount of $6,416.48 per month.

Commencing on July 1, 2018, Tenant shall commence paying Base Rent with respect to the Initial Second Amendment Expansion Premises in the amount of $4.40 per rentable square foot of the entire Initial Second Amendment Expansion Premises per month through April 30, 2020. Commencing on May 1, 2020, through the Expiration Date, Tenant shall commence paying Base Rent with respect to the entire Initial Second Amendment Expansion Premises at the same rate per rentable square foot per month that Tenant is then paying with respect to the Existing Premises, as adjusted pursuant to Section 5(a) above.

c.    Subsequent Second Amendment Expansion Premises. Commencing on the Subsequent Second Amendment Expansion Premises Commencement Date through the Expiration Date, Tenant shall pay Base Rent with respect to the Subsequent Second Amendment Expansion Premises at the same rate per rentable square foot per month that Tenant is then paying with respect to the Initial Second Amendment Expansion Premises pursuant to Section 5(b) above, as adjusted pursuant to Section 5(b) above.

6.	Definition of Tenant’s Share of Operating Expenses.

a.    Commencing on the Initial Second Amendment Expansion Premises Commencement Date, the defined terms “Tenant’s Share of Operating Expenses for Month-to-Month Premises” and “Tenant’s Share of Operating Expenses for Long-Term Premises” on page 2 of the Lease are deleted in their entirety and replaced with the following:

“Tenant’s Share of Operating Expenses: 29.03%”

Commencing on the Initial Second Amendment Second Expansion Premises Commencement Date, all references in the Lease to Tenant’s Share of Operating Expenses for Month-to-Month Premises and Tenant’s Share of Operating Expenses for Long-Term Premises shall be replaced with “Tenant’s Share of Operating Expenses.”

b.    Commencing on the Subsequent Second Amendment Expansion Premises Commencement Date, the defined term “Tenant’s Share of Operating Expenses” on page 2 of the Lease is deleted in its entirety and replaced with the following:

“Tenant’s Share of Operating Expenses: 31.77%”

Commencing on May 1, 2020, Tenant’s Share of each earthquake deductible or occurrence of uninsured earthquake damage affecting the Premises shall not exceed $7.50 per rentable square foot of the Premises (“Deductible Cap”). On each May 1st through the Expiration Date, the Deductible Cap shall be reduced by $1.50 per rentable square foot of the Premises. Following earthquake damage to the Project, Tenant shall pay Tenant’s Share of any such deductible or uninsured damage in equal monthly installments (not to exceed the Deductible Cap) amortized over the remaining balance of the Base Term.

7.

Second Amendment Tenant Improvements. Tenant shall have the right to construct certain tenant improvements in the Premises (the “Second Amendment Tenant Improvements”) subject to the terms of the “Second Amendment Work Letter” attached hereto as Exhibit C. Commencing on the mutual execution and delivery of this Second Amendment by the parties, Landlord shall make the TI Allowance (as defined in the Second Amendment Work Letter) available to Tenant for the design and construction of the Second Amendment Tenant Improvements, as provided in the Second Amendment Work Letter. Notwithstanding anything to the contrary contained in the Lease, Tenant shall not be required to remove the Second Amendment Tenant Improvements or any other improvements existing in the Existing Premises, the Initial Second

Amendment Expansion Premises or the Subsequent Second Amendment Expansion Premises as of the date of this Second Amendment at the expiration or earlier termination of the Term, nor shall Tenant have the right to remove any of the Second Amendment Tenant Improvements or any other improvements existing in the Existing Premises, the Initial Second Amendment Expansion Premises or the Subsequent Second Amendment Expansion Premises as of the date of this Second Amendment at any time.

8.

Additional TI Allowance Rent. In addition to the Tenant Improvement Allowance (as defined in the Second Amendment Work Letter), Landlord shall, subject to the terms of the Second Amendment Work Letter, make available to Tenant the Additional Tenant Improvement Allowance (as defined in the Second Amendment Work Letter). Commencing on the first day of the month following the date that Landlord first disburses all or any portion of the Additional Tenant Improvement Allowance, and continuing thereafter on the first day of each month of the Term, Tenant shall pay the amount necessary to fully amortize the portion of the Additional Tenant Improvement Allowance actually funded by Landlord, if any, in equal monthly payments with interest at a rate of 9% per annum, which interest shall begin to accrue on the date that Landlord first disburses the applicable portion of such Additional Tenant Improvement Allowance. Tenant acknowledges that because the Additional Tenant Improvement Allowance may be disbursed to Tenant in multiple disbursements following the Commencement Date, the Additional Rent payable by Tenant pursuant to this Section 8 may be adjusted following each such disbursement. Any of the Additional Tenant Improvement Allowance and applicable interest remaining unpaid as of the expiration or earlier termination of the Lease shall be paid to Landlord in a lump sum at the expiration or earlier termination of this Lease.

9.	Expansion Right.

a.    Generally. Subject to the superior right of Gladstone and the subtenant occupying the First Floor Space as of the date of this Second Amendment as to such space (“Existing Subtenant”), Tenant shall have the one-time right, but not the obligation, to expand the Premises to include the First Floor Space upon the terms and conditions set forth in this Section 9 (the “Right of First Offer”). For the purposes of this Section 9(a), “First Floor Space” shall mean that certain space on the first floor of the Building more particularly described on Exhibit D attached hereto. If the First Floor Space becomes available for lease to a third party other than the Existing Subtenant, Landlord shall, at such time as Landlord shall elect so long as Tenant’s rights hereunder are preserved, deliver to Tenant written notice (the “Expansion Notice”) of the availability of the First Floor Space together with the terms and conditions on which Landlord is prepared to lease to Tenant to First Floor Space, which Tenant acknowledges may include a term of lease for the First Floor Space which may not be co-terminous with the Term of the Lease with respect to the Premises. Tenant shall be entitled to exercise its right under this Section 9(a) only with respect to the entire First Floor Space identified in the Expansion Notice. Tenant shall have 5 business days following delivery to Tenant of the Expansion Notice to deliver to Landlord written notification of Tenant’s exercise of the Right of First Offer (the “Acceptance Notice”). If Tenant fails to deliver an Acceptance Notice to Landlord within the required 5 business day period, Landlord shall have the right to lease the First Floor Space to any third party on terms acceptable to Landlord, in its sole and absolute discretion, and Tenant shall be deemed to have waived its rights under this Section 9(a). Notwithstanding the foregoing, if Landlord negotiates with a third party economic lease terms materially more favorable (but in no event shall the economic lease terms be considered more favorable unless the difference in net effective base rent is 5% or greater) than those offered to Tenant in the Expansion Notice, Landlord shall be required to submit the more favorable economic terms to Tenant for its review. Tenant shall have 5 business days after receipt of the more favorable terms to accept or reject the revised terms. If Tenant rejects the more favorable terms, Landlord shall have the right to lease the First Floor Space to any third party on terms acceptable to Landlord, in its sole and absolute discretion, and Tenant shall be deemed to have waived its rights under this Section 9(a).

b.    Amended Lease. If: (i) Tenant fails to timely deliver an Acceptance Notice, or (ii) after the expiration of a period of 10 days after Landlord’s delivery to Tenant of a lease amendment for Tenant’s lease of the First Floor Space, no lease amendment for the First Floor Space acceptable to both parties each in their reasonable discretion, has been executed, Tenant shall, notwithstanding anything to the contrary contained herein, be deemed to have waived its right to lease the First Floor Space.

c.    Exceptions. Notwithstanding the above, the Expansion Right shall, at Landlord’s option, not be in effect and may not be exercised by Tenant:

(i)    during any period of time that Tenant is in Default under any provision of the Lease; or

(ii)    if Tenant has been in Default under any provision of the Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period prior to the date on which Tenant seeks to exercise the Expansion Right.

d.    Termination. The Expansion Right shall, at Landlord’s option, terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Expansion Right, if, after such exercise, but prior to the commencement date of the lease of the First Floor Space, (i) Tenant fails to timely cure any default by Tenant under the Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of the Expansion Right to the date of the commencement of the lease of the First Floor Space, whether or not such Defaults are cured.

e.    Subordinate. Tenant hereby acknowledges and agrees that, notwithstanding anything to the contrary contained in the Lease, Tenant’s Expansion Right shall be subject and Gladstone’s rights to extend the term of its lease with respect to the First Floor Space and any election by the Existing Subtenant to remain in the First Floor Space after the expiration of its sublease pursuant to a direct lease with Landlord.

f.    Rights Personal. The Expansion Right is personal to Tenant and is not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease, except that it may be assigned in connection with any Permitted Assignment of the Lease.

g.    No Extensions. The period of time within which the Expansion Right may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Expansion Right.

10.

OFAC. Tenant is currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List or the Sectoral Sanctions Identifications List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

11.

California Accessibility Disclosure. For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Project has not undergone inspection by a Certified Access Specialist (CASp). In addition, the following notice is hereby provided pursuant to Section 1938(e) of the California Civil Code: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of and in connection with such notice: (i) Tenant, having read such notice and understanding Tenant’s right to request and obtain a CASp inspection, hereby elects not to obtain such CASp inspection and forever waives its rights to obtain a CASp inspection with respect to the Premises, Building and/or Project to the extent permitted by Legal Requirements; and (ii) if the waiver set forth in clause (i) hereinabove is not enforceable pursuant to Legal Requirements, then Landlord and Tenant hereby agree as follows (which constitute the mutual agreement of the parties as to the matters described in the last sentence of the foregoing notice): (A) Tenant shall have the one-time right to request for and obtain a CASp inspection, which request must be made, if at all, in a written notice delivered by Tenant to Landlord; (B) any CASp inspection timely requested by Tenant shall be conducted (1) at a time mutually agreed to by Landlord and Tenant, (2) in a professional manner by a CASp designated by Landlord and without any testing that would damage the Premises, Building or Project in any way, and (3) at Tenant’s sole cost and expense, including, without limitation, Tenant’s payment of the fee for such CASp inspection, the fee for any reports prepared by the CASp in connection with such CASp inspection (collectively, the “CASp Reports”) and all other costs and expenses in connection therewith; (C) the CASp Reports shall be delivered by the CASp simultaneously to Landlord and Tenant; (D) Tenant, at its sole cost and expense, shall be responsible for making any improvements, alterations, modifications and/or repairs to or within the Premises as and to the extent required by Legal Requirements to correct violations of construction-related accessibility standards including, without limitation, any violations disclosed by such CASp inspection; and (E) if such CASp inspection identifies any improvements, alterations, modifications and/or repairs necessary to correct violations of construction-related accessibility standards relating to those items of the Building and Project located outside the Premises that are Landlord’s obligation to repair as set forth in the Lease, then Landlord shall perform such improvements, alterations, modifications and/or repairs as and to the extent then required by Legal Requirements to correct such violations, and Tenant shall reimburse Landlord for the cost of such improvements, alterations, modifications and/or repairs within 10 business days after Tenant’s receipt of an invoice therefor from Landlord.

12.

Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Second Amendment and that no Broker brought about this transaction, other than CBRE. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than CBRE, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Second Amendment.

13.

Environmental. Notwithstanding anything to the contrary contained in Section 28 or Section 30 of the Lease, Tenant shall not be responsible for, and the indemnification and hold harmless obligation set forth in Section 30(a) of the Lease shall not apply to (i) contamination in the Initial Second Amendment Expansion Premises which Tenant can prove existed in the Initial Second Amendment Expansion Premises prior to Tenant’s occupancy of the Initial Second Amendment Expansion Premises, (ii) contamination in the Subsequent Second Amendment Expansion Premises which Tenant can prove existed in the Subsequent Second Amendment Expansion Premises prior to Tenant’s occupancy of the Subsequent Second Amendment Expansion Premises, or (ii) the presence of any Hazardous Materials in the Initial Second Amendment Expansion Premises or the Subsequent Second Amendment Expansion Premises which Tenant can prove migrated from outside of the Initial Second Amendment Expansion Premises or the Subsequent Second Amendment Expansion Premises, as applicable, into the Initial Second Amendment Expansion Premises or the Subsequent Second Amendment Expansion Premises, unless in any case, the presence of such Hazardous Materials (x) is the result of a breach by Tenant of any of its obligations under the Lease, or (y) was caused, contributed to or exacerbated by Tenant or any Tenant Party.

14.

Extension Right. For the avoidance of doubt, Tenant’s Extension Right pursuant to Section 39 of the Lease (as amended by this Second Amendment) shall apply to the Existing Premises, the Initial Second Amendment Expansion Premises and, following the Subsequent Second Amendment Expansion Premises Commencement Date, the Subsequent Second Amendment Expansion Premises, and Tenant shall be required to exercise its Extension Right with respect to the entire Premises being leased by Tenant at the time that Tenant exercises such Extension Right (i.e., the Existing Premises, the Initial Second Amendment Expansion Premises and the Subsequent Second Amendment Expansion Premises).

15.	Parking. Notwithstanding anything to the contrary contained in the Lease, the Parking Charge Adjustment Date shall be May 1st of each year.

16.	Security Deposit. As of the date of this Second Amendment, the definition of “Security Deposit” on the first page of the Lease is deleted in its entirety and replaced with the following:

“Security Deposit:    $154,858.30”

Landlord currently holds a Security Deposit of $95,137.00 under the Lease, of which $70,137.00 is in the form of a letter of credit and $25,000 is in the form of cash, and a cash security deposit of $59,721.30 under the Other Lease (the “Other Lease Security”). As of the Initial Second Amendment Expansion Premises Commencement Date, Landlord shall hold the Other Lease Security as part of the Security Deposit under the Lease.

17.

FF&E. During the Term, Tenant shall, to the extent that such FF&E actually exists in the Initial Second Amendment Expansion Premises as of the Initial Second Amendment Expansion Premises Commencement Date continue to have the right to use the furniture, fixtures and equipment located in the Initial Second Amendment Expansion Premises and more particularly described on Exhibit E attached hereto (the “FF&E”). Tenant has used the FF&E pursuant to the terms of the Other Lease prior to the Second Amendment Expansion Premises Commencement Date and Tenant continues to accept the FF&E in its condition as of the Initial Second Amendment Expansion Premises Commencement Date, and Landlord shall have no obligation for any defects in the FF&E. Landlord, at no cost to Tenant, shall remove any furniture and appliances (such as private office furniture, cubicle furniture, file cabinets, tables, desks, credenzas and chairs) included as part of the FF&E from the Initial Second Amendment Expansion Premises as Tenant may request from time to time.

18.	Shared Area.

a.    License. Commencing on the Initial Second Amendment Expansion Premises Commencement Date, Landlord hereby grants to Tenant, and Tenant hereby accepts, a non-exclusive license (“License”) to use that certain portion of the 4th floor of the Building described on Exhibit F attached hereto (the “Shared Area”), subject to the terms and provisions of this Section 18, which Shared Area shall include a conference room (use of which shall be by reservation), a kitchen, and a common equipment room containing a glass wash and autoclave.

b.    Use. Tenant shall exercise its rights under this Section 18 and use the Shared Area in a manner that complies with all applicable Legal Requirements and any and all rules and regulations which may be adopted by Landlord from time to time including, without limitation, any schedule(s) which may be implemented by Landlord for the use of the Shared Area by all parties entitled to use the same. Tenant shall use the Shared Area in a manner that will not interfere with the rights of any other tenants, other licensees or Landlord’s service providers. Landlord assumes no responsibility for enforcing Tenant’s rights or for protecting the Shared Area from interference or use from any person including, without limitation, other tenants or licensees of the Project. Landlord may, at Landlord’s option, terminate the License granted to Tenant hereunder at any time during the Term following a Default of Tenant under the Lease. The terms of Section 16 of the Lease shall apply with respect to the Shared Area as though the Shared Area were a portion of the Premises.

c.    Relocation and Modification of Shared Area. Tenant acknowledges and agrees that Landlord shall have the right at any time and from time to time to reconfigure, relocate to another space on the 4th floor of the Building or modify the Shared Area and/or to revise or expand any of the services (if any) provided therein, and to add, change, reconfigure or relocate any of the Equipment (as hereinafter defined) located therein (so long as the Equipment continues to include a glass wash, ice machine and autoclave (the “Required Equipment”).

d.    Waiver.

(i)    Landlord’s sole obligation for providing any equipment, systems, furnishings or personal property to the Shared Area whether or not affixed to the Building (collectively, “Equipment”) shall be (i) to provide such Equipment (in addition to the Required Equipment) as is determined by Landlord in its sole and absolute discretion, and (ii) to contract with a third party to maintain the Equipment that is deemed by Landlord (in its sole and absolute discretion) to need periodic maintenance per the manufacturer’s standard maintenance guidelines. Landlord shall have no obligation to provide Tenant with operational Equipment, back-up Equipment or back-up utilities or to supervise, oversee or confirm that the third party maintaining the Equipment is maintaining the Equipment as per the manufacturer’s standard guidelines or otherwise. During any period of replacement, repair or maintenance of the Equipment when such Equipment is not operational, including any delays thereto due to the inability to obtain parts or replacements, Landlord shall have no obligation to provide Tenant with alternative or back-up Equipment. Tenant expressly acknowledges and agrees that Landlord does not guaranty that the Equipment will be operational at all times, will function or perform adequately and Landlord shall not be liable for any damages resulting from the failure of such Equipment.

(ii)    Tenant acknowledges and agrees that there are no warranties of any kind, whether express or implied, made by Landlord or otherwise with respect to the Shared Area or any Equipment or services (if any) provided therein, and Tenant disclaims any and all such warranties.

(iii)    Tenant acknowledges and agrees that Landlord is under no obligation to provide to Tenant (or any other parities entitled to use the Shared Area) any type of instruction or implement any training programs relating to the use of the Shared Area or any Equipment; provided, however, Tenant shall cause its employees who will be using the Shared Area or any Equipment to complete any training programs mandated by Landlord relating the use of the Shared Area or any Equipment

19.	Miscellaneous.

a.    This Second Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Second Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.    This Second Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

c.    This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Second Amendment attached thereto.

d.    Except as amended and/or modified by this Second Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Second Amendment. In the event of any conflict between the provisions of this Second Amendment and the provisions of the Lease, the provisions of this Second Amendment shall prevail. Whether or not specifically amended by this Second Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Second Amendment.

[Signatures are on the next page.]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:	ARE-SAN FRANCISCO NO. 26, LLC,
a Delaware limited liability company

	By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

		By:	ARE-QRS CORP.,
a Maryland corporation, general partner

			By:	/s/ Eric S. Johnson
			Its:	Senior Vice President
RE Legal Affairs

TENANT:	NURIX, INC.,
a Delaware corporation

	By:	/s/ Arthur T. Sands
	Name:	Arthur Sands
	Title:	CEO